Filed pursuant to Rule 424(b)(5)

SEC File No. 333-162211

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
8 3/4% Senior Subordinated Notes due 2018	$625,000,000	98.596%	$616,225,000	$43,937(1)
Guarantees of 8 3/4% Senior Subordinated Notes due 2018				(2)

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on
Form S-3 (File No. 333-162211).

(2)	In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the 8 3/4% Senior Subordinated Notes due 2018.

Prospectus Supplement

(To Prospectus Dated September 30, 2009)

$625,000,000

CINCINNATI BELL INC.

8 3/4% SENIOR SUBORDINATED NOTES DUE 2018

We are offering $625,000,000 aggregate principal amount of senior subordinated notes due 2018 bearing interest at 8.75% per year. We will pay interest on the notes on March 15 and September 15 of each year, beginning September 15, 2010. The notes will mature on March 15, 2018.

We may redeem some or all of the notes at any time on or after March 15, 2014 at the redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest. We may also redeem some or all of the notes prior to such date pursuant to a make-whole provision. In addition, prior to March 15, 2013 we may redeem up to 35% of the aggregate principal amount of the notes using the net cash proceeds of certain equity offerings at the redemption price set forth in this prospectus supplement, plus accrued and unpaid interest. If we undergo certain change of control transactions we may be required to offer to purchase the notes from holders.

The notes will be unsecured senior subordinated obligations, will be subordinated to all of our existing and future senior indebtedness, will rank equally with all of our existing and future senior subordinated indebtedness and will rank senior to all of our existing and future subordinated indebtedness. The notes will be effectively subordinated to all of our and our guarantor subsidiaries’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be fully and unconditionally guaranteed on a senior subordinated unsecured basis by each of our current and future restricted subsidiaries that is a guarantor under our senior credit facilities. The notes will also be effectively subordinated to all existing and future obligations of our non-guarantor subsidiaries.

For a more detailed description of the notes, see “Description of Notes,” beginning on page S-18.

Investing in the notes involves risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

PRICE: 98.596% AND ACCRUED INTEREST, IF ANY

	Price to Public (1)	Underwriting Discounts and Commissions	Proceeds to Company
Per Note	98.596%	2.000%	96.596%
Total	$616,225,000	$12,500,000	$603,725,000

(1)	Before expenses and plus accrued interest, if any, from March 15, 2010.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes offered by this prospectus supplement will not be listed on any securities exchange and there is no existing trading market for the notes.

The underwriters expect to deliver the notes on or about March 15, 2010, only in book-entry form through the facilities of The Depository Trust Company.

Joint Book-Running Managers

BofA Merrill Lynch

Barclays Capital

Deutsche Bank Securities

Morgan Stanley

RBS

Wells Fargo Securities

Co-Manager

PNC Capital Markets LLC

The date of this prospectus supplement is March 10, 2010

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement to “Cincinnati Bell,” “Company,” “we,” “us,” “our” and similar terms refer to Cincinnati Bell Inc., an Ohio corporation, and its consolidated subsidiaries. The term “Issuer” refers to Cincinnati Bell Inc. and none of its subsidiaries.

See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for a description of certain factors relating to an investment in the notes, including information about our business. None of us, the underwriters, or any of our or their representatives are making any representation to you regarding the legality of an investment by you under applicable legal investment or similar laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of a purchase of the notes. You should not assume that the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of such information.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, as well as general information about the Company and the securities being offered hereunder. The second part, the accompanying prospectus, gives more general information about us and our debt securities. Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under the heading “Where You Can Find More Information” in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us. We have not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date on the front of this prospectus supplement and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these dates.

MARKET DATA

We obtained the market and competitive position data used throughout this prospectus supplement and the documents incorporated herein by reference from internal surveys, as well as market research, publicly available information and industry publications as indicated herein. Industry publications, including those referenced herein, generally state that the information presented therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys and market research, while believed to be reliable, have not been independently verified, and neither we nor the underwriters make any representation as to the accuracy of such information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in or incorporated by reference in this prospectus supplement include certain “forward-looking” statements, as defined in federal securities laws including the Private Securities Litigation Reform Act of 1995, which are based on our current expectations, estimates and projections. Statements that are not historical facts, including statements about our beliefs, expectations and future plans and strategies, are forward-looking statements. These include any statements regarding:

•	future revenue, operating income, profit percentages, income tax refunds, realization of deferred tax assets, earnings per share or other results of operations;

•	the continuation of historical trends;

•	the sufficiency of cash balances and cash generated from operating and financing activities for future liquidity and capital resource needs;

•	the effect of legal and regulatory developments; and

•	the economy in general or the future of the communications services industries.

S-ii

Actual results may differ materially from those expressed or implied in forward-looking statements. The following important factors, among others, could cause or contribute to actual results being materially different from those described or implied by such forward-looking statements:

•	changing market conditions and growth rates within the telecommunications industry or generally within the overall economy;

•	changes in competition in markets in which we operate;

•	pressures on the pricing of our products and services;

•	advances in telecommunications technology;

•	the ability to generate sufficient cash flow to fund our business plan, repay debt and interest obligations and maintain our networks;

•	the ability to refinance our indebtedness when required on commercially reasonable terms;

•	changes in the telecommunications regulatory environment;

•	changes in the demand for our services and products;

•	the demand for particular products and services within the overall mix of products sold, as our products and services have varying profit margins;

•	our ability to introduce new service and product offerings on a timely and cost effective basis;

•	work stoppages caused by labor disputes;

•	restrictions imposed under various credit facilities and debt instruments;

•	our ability to attract and retain highly qualified employees;

•	our ability to access capital markets and the successful execution of restructuring initiatives;

•	changes in the funded status of our retiree pension and healthcare plans;

•	disruption in operations caused by a health pandemic, such as the H1N1 influenza virus;

•	changes in our relationships with our current large customers, a small number of whom account for a significant portion of our revenues; and

•	disruption in our back-office information technology systems, including our billing system.

Additional important factors that could cause actual results and outcomes to differ materially from estimates or projections contained in the forward-looking statements include those factors described in the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement, page 3 of the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as updated by annual, quarterly and other reports and documents we file with the Securities and Exchange Commission, or the SEC, and that are incorporated by reference herein.

Statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will” or any similar expression may fall within the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are found at various places throughout this prospectus supplement and the other documents incorporated herein by reference. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the other documents incorporated by reference herein. Readers also should understand that it is not possible to predict or identify all such factors and that the risk factors as listed in our filings with the SEC should not be considered a complete statement of all potential risks and uncertainties. Readers should also realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from our projections. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information from this prospectus supplement and may not contain all the information that may be important to you. Accordingly, you should read this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including the financial data and related notes, before making an investment decision. You may obtain a copy of the documents incorporated by reference by following the instructions in the section titled “Where You Can Find More Information” in this prospectus supplement. You should pay special attention to the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein to determine whether an investment in the notes is appropriate for you.

The Business

We are a full-service regional provider of data and voice communications services over wireline and wireless networks and a full-service provider of data center operations, related managed services and equipment. We provide telecommunications service to businesses and consumers in the Greater Cincinnati and Dayton areas primarily on our owned wireline and wireless networks with a well-regarded brand name and reputation for service. We also provide business customers with outsourced data center operations including related managed services in world class, state-of-the-art data center facilities.

We are an Ohio corporation. Our principal executive offices are located at 221 East Fourth Street, Cincinnati, Ohio 45202, and our telephone number is (513) 397-9900.

Corporate Structure

The chart below depicts our summary and simplified corporate structure and our outstanding indebtedness, adjusted to reflect this offering and the intended use of proceeds thereof.

THE OFFERING

The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement. For a more detailed description of the notes, see “Description of Notes.”

Issuer	Cincinnati Bell Inc.

Securities Offered	$625,000,000 principal amount of 8 3/4% Senior Subordinated Notes due 2018 (the “notes”).

Maturity	The notes will mature on March 15, 2018.

Interest Rate and Payment Dates	The notes will have an interest rate of 8.75% per annum, payable in cash on March 15 and September 15 of each year, beginning September 15, 2010.

Optional Redemption	We may redeem some or all of the notes prior to March 15, 2014 by paying either 101% of the principal amount of the notes or a “make whole” premium, whichever is greater, plus, in each case, accrued and unpaid interest, if any, as set forth in this prospectus supplement. We may also redeem some or all of the notes on or after March 15, 2014 at redemption prices, plus accrued and unpaid interest, if any, as set forth under “Description of Notes—Optional Redemption.”

Optional Redemption After Certain Equity Offerings	At any time prior to March 15, 2013, we may redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of certain equity offerings of our common stock at a redemption price of 108.750% of the principal amount of the notes plus accrued and unpaid interest, if any, to the redemption date, so long as (1) at least 65% of the original aggregate amount of the notes remains outstanding after each such redemption and (2) any such redemption is made within 60 days of such public equity offering. See “Description of Notes—Optional Redemption.”

Change of Control	If we experience specific kinds of changes in control, holders of the notes will have the right to require us to purchase their notes, in whole or in part, at a price equal to 101% of the principal amount, together with any accrued and unpaid interest to the date of such purchase.

Note Guarantees	The notes will be fully and unconditionally guaranteed (each, a “note guarantee”) on an unsecured senior subordinated basis by each of the Issuer’s current and future restricted subsidiaries that is a guarantor under our senior credit facilities (each, a “note guarantor”).

Ranking	The notes and the note guarantees will be unsecured senior subordinated obligations of the Issuer and the note guarantors, respectively, will rank junior in right of payment to all of their existing and future senior indebtedness, will rank equally in right of payment with all of their existing and future senior subordinated indebtedness, will be senior in right of payment to all of their existing and future subordinated indebtedness and will be effectively subordinated to any of their existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes and the note guarantees will also be effectively subordinated to all existing and future obligations of the subsidiaries of the Issuer that are not note guarantors.

After giving effect to the offering of the notes and the application of the net proceeds therefrom (as described under “Use of Proceeds”), as of December 31, 2009, there would have been outstanding:

•

$992.5 million in aggregate principal amount of senior indebtedness of the Issuer, of which $244.9 million in aggregate principal amount would have been secured indebtedness (excluding unused commitments under our senior credit facilities);

•

no senior indebtedness of the note guarantors (excluding the guarantees of our senior credit facilities, our 7% Senior Notes due 2015, our 7 1/4% Senior Notes due 2023 and our 8 1/4% Senior Notes due 2017 and $116.8 million of capital leases and other debt);

•

$302.1 million in aggregate principal amount of indebtedness of non-guarantor subsidiaries effectively ranking senior to the notes and the note guarantees to the extent of the value of the assets of such non-guarantor subsidiaries;

•

$759.5 million in aggregate principal amount of senior subordinated indebtedness of the Issuer (consisting of the notes offered hereby and $134.5 million in aggregate principal amount of the Issuer’s senior subordinated guarantee of Cincinnati Bell Telephone Company LLC’s 6.30% Debentures due 2028);

•	no senior subordinated indebtedness of the note guarantors (excluding the note guarantees);

•

$73.0 million in aggregate principal amount of subordinated indebtedness of the Issuer (consisting of the Issuer’s subordinated guarantee of Cincinnati Bell Telephone Company LLC’s medium term notes); and

•	no subordinated indebtedness of the note guarantors.

Negative Covenants	The indenture governing the notes will have certain covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness or issue preferred stock,

•	create liens,

•	make investments,

•	enter into transactions with affiliates,

•	sell assets,

•	guarantee indebtedness,

•	declare or pay dividends or other distributions to shareholders,

•	repurchase equity interests,

•	redeem debt that is junior in right of payment to the notes,

•	enter into agreements that restrict dividends or other payments from subsidiaries,

•	issue or sell capital stock of certain of our subsidiaries, and

•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

These covenants are subject to a number of important exceptions and qualifications. See “Description of Notes—Certain Covenants.”

Termination of Covenants	If, on any date following the date of the indenture, the notes have an investment grade rating from both Standard & Poor’s Rating Group, Inc. and Moody’s Investor Services, Inc., and no default or event of default has occurred and is continuing, most of the covenants under the indenture will be terminated. See “Description of Notes—Certain Covenants.”

Denominations	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Taxation	For a summary of the U.S. federal income tax considerations relating to an investment in the notes, see “Material United States Federal Income Tax Considerations.”

Trading and Listing	The notes will not be listed on any securities exchange. There is no existing trading market for the notes.

Use of Proceeds	We intend to use the net proceeds from the sale of the notes to redeem all of our outstanding 8 3 /8% Senior Subordinated Notes due 2014, including payment of accrued and unpaid interest thereon and the related call premium, and for general corporate purposes. See “Use of Proceeds.”

DTC Eligibility	The notes will be issued in book-entry form only and will be represented by one or more global certificates, without interest coupons, deposited with the trustee on behalf of DTC and registered in the name of a nominee of DTC. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants. See “Description of Notes—Book-Entry, Delivery and Form.”

Risk Factors

See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 3 of the accompanying prospectus for a discussion of factors to which you should refer and carefully consider prior to making an investment in the notes.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated financial data for each of the years in the three-year period ended December 31, 2009 and as of December 31, 2009 and 2008 are derived from, and qualified by reference to, our audited consolidated financial statements incorporated by reference in this prospectus supplement. The summary data below should be read in conjunction with the financial statements, the related notes and the independent registered public accounting firm’s report incorporated by reference in this prospectus supplement.

(dollars in millions)	Year ended December 31,
	2009	2008	2007
Consolidated statement of operations data:
Total revenue	$1,336.0	$1,403.0	$1,348.6
Total operating costs and expenses	1,040.5	1,097.8	1,066.2
Net income	89.6	102.6	73.2

(dollars in millions)		December 31,
		2009	2008
Consolidated balance sheet data:
Cash and cash equivalents		$23.0	$6.7
Total assets		2,064.3	2,086.7
Total debt		1,979.1	1,960.7
Total shareowners’ deficit		(654.6)	(709.3)

(dollars in millions)	Year ended December 31,
	2009	2008	2007
Other financial data:
Net cash provided by operating activities	$265.6	$403.9	$308.8
Net cash used in investing activities	93.8	250.5	263.5
Net cash used in financing activities	155.5	172.8	98.6
Capital expenditures	195.1	230.9	233.8
Interest expense	130.7	139.7	154.9
Preferred stock dividends	10.4	10.4	10.4

RISK FACTORS

Investing in the notes involves risks. Before purchasing any notes, you should carefully consider the specific factors discussed below, together with all the other information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein. For a further discussion of the risks, uncertainties and assumptions relating to our business, please see the discussion under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2009, as updated by annual, quarterly and other reports and documents we file with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus (excluding any portions of such documents which are deemed furnished and not filed).

Risks Relating to the Notes

Our substantial debt could limit our ability to fund operations, expose us to interest rate volatility, limit our ability to raise additional capital and have a material adverse effect on our ability to fulfill our obligations under the notes and on our business and prospects generally.

We have a substantial amount of debt and have significant debt service obligations. As of December 31, 2009, after giving effect to the offering of the notes and the application of the net proceeds therefrom (as described under “Use of Proceeds”), our aggregate outstanding indebtedness would have been $2,024.7 million (net of unamortized discount), and our total shareowner’s deficit would have been $661.9 million. In addition, at December 31, 2009, we had the ability to borrow an additional $185.5 million under our senior credit facilities, subject to compliance with certain conditions. We may also incur additional debt from time to time, subject to the restrictions contained in our senior credit facilities and other debt instruments.

Our substantial debt could have important consequences to you, including the following:

•

we will be required to use a substantial portion of our cash flow from operations to pay principal and interest on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, strategic acquisitions, investments and alliances and other general corporate requirements;

•

our interest expense could increase if interest rates, in general, increase because, as of December 31, 2009, after giving effect to the offering of the notes and the application of the net proceeds therefrom (as described under “Use of Proceeds”), approximately 14% of our indebtedness is based on variable interest rates;

•	the interest rate on our revolving credit facility depends on the level of our specified financial ratios, and therefore could increase if our specified financial ratios require a higher rate;

•

our substantial debt will increase our vulnerability to general economic downturns and adverse competitive and industry conditions and could place us at a competitive disadvantage compared to those of our competitors that are less leveraged;

•	our debt service obligations could limit our flexibility to plan for, or react to, changes in our business and the industry in which we operate;

•

our level of debt and shareowners’ deficit may restrict us from raising additional financing on satisfactory terms to fund working capital, capital expenditures, strategic acquisitions, investments and joint ventures and other general corporate requirements;

•

our level of debt may prevent us from raising the funds necessary to repurchase all of the notes tendered to us upon the occurrence of a change of control, which would constitute an event of default under the notes; and

•

a potential failure to comply with the financial and other restrictive covenants in our debt instruments, which, among other things, require us to maintain specified financial ratios could, if not cured or waived, have a material adverse effect on our ability to fulfill our obligations under the notes and on our business and prospects generally.

The servicing of our indebtedness requires a significant amount of cash, and our ability to generate cash depends on many factors beyond our control.

Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors, many of which are beyond our control. We cannot provide assurance that our business will generate sufficient cash flow from operations, that additional sources of debt financing will be available or that future borrowings will be available under our senior credit facilities, in each case, in amounts sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. If we cannot service our indebtedness, we will have to take actions such as reducing or delaying capital expenditures, strategic acquisitions, investments and joint ventures, or selling assets, restructuring or refinancing indebtedness or seeking additional equity capital, which may adversely affect our shareholders, debtholders and customers. We may not be able to negotiate remedies on commercially reasonable terms, or at all. In addition, the terms of existing or future debt instruments, including the indenture governing the notes, may restrict us from adopting some or any of these alternatives.

We have the ability to incur substantial additional debt, which may intensify the risks associated with our substantial existing debt, including our ability to service the notes and other debt.

Our senior credit facilities and other debt instruments will permit us, subject to compliance with certain covenants, to incur a substantial amount of additional indebtedness, including senior secured indebtedness. As of December 31, 2009, after giving effect to the offering of the notes and the application of the net proceeds therefrom (as described under “Use of Proceeds”), our aggregate outstanding indebtedness would have been approximately $2,024.7 million (net of unamortized discount) and we would have had the ability to borrow an additional $185.5 million under our senior credit facilities, subject to compliance with certain conditions. We may also incur additional debt from time to time, including under our receivables financing facility, subject to restrictions contained in our senior credit facilities and other debt instruments. If we incur additional debt above the levels in effect upon the closing of the offering, the risks associated with our substantial existing debt, including our ability to service our debt, could intensify.

Cincinnati Bell Inc. will depend on the receipt of dividends or other intercompany transfers from its subsidiaries to pay the principal of, and interest on, the notes. Claims of creditors of these subsidiaries may have priority over the claims of the noteholders with respect to the assets and earnings of these subsidiaries.

Cincinnati Bell Inc. conducts substantially all of its operations through its subsidiaries, and substantially all of the operating assets of the Company are held directly by its subsidiaries. Cincinnati Bell Inc., as the issuer of the notes, will therefore be dependent upon dividends or other intercompany transfers of funds from these subsidiaries in order to pay the principal of, and interest on, the notes and to meet its other obligations.

Although the note guarantees will provide holders of notes with a direct claim against the subsidiaries of Cincinnati Bell Inc. that are note guarantors, enforcement of the note guarantees against any note guarantor may be challenged in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of the note guarantor and could be subject to the defenses available to guarantors generally. To the extent that the note guarantees are not enforceable against any or all guarantors, the notes would be effectively subordinated to all liabilities of the applicable note guarantors, including trade payables and contingent liabilities, and any preferred stock of such note guarantors.

In any event, the notes will be effectively subordinated to all liabilities of the subsidiaries of Cincinnati Bell Inc. that are non-guarantors. As of and for the year ended December 31, 2009, after giving effect to the offering of the notes and the application of the net proceeds therefrom (as described under “Use of Proceeds”), the non-guarantors would have had:

•	assets of $829.5 million (excluding intercompany receivables), or 40% of our total assets;

•	liabilities of $407.9 million (excluding intercompany liabilities), or 15% of our total liabilities;

•	revenue of $637.3 million, or 46% of our consolidated revenue (excluding intercompany eliminations), for the year ended December 31, 2009; and

•	operating income of $253.4 million, or 86% of our consolidated operating income, for the year ended December 31, 2009.

Accordingly, in the event of dissolution, bankruptcy, liquidation or reorganization of Cincinnati Bell Inc., amounts may not be available to its creditors, including holders of the notes, until after the payment in full of the claims of creditors of its subsidiaries. Amounts available for distribution to creditors of Cincinnati Bell Inc. will be available first to holders of secured debt and only second to holders of unsecured debt, including holders of the notes (after holders of unsecured senior debt have been repaid in full), all as described below.

Although the indenture governing the notes limits the ability of Cincinnati Bell Inc.’s subsidiaries to enter into contractual restrictions on their ability to pay dividends and make other payments to Cincinnati Bell Inc., these limitations have a number of significant qualifications and exceptions. In addition, certain of Cincinnati Bell Inc.’s material subsidiaries, specifically (but not limited to) Cincinnati Bell Telephone Company LLC, are subject to debt obligations or regulatory schemes that potentially restrict their ability to distribute funds or assets to Cincinnati Bell Inc. Specifically, the various state public utility commissions with jurisdiction over Cincinnati Bell Telephone Company LLC may seek to exercise control over the payment of dividends to Cincinnati Bell Inc., including in cases where there has been a degradation of service quality at Cincinnati Bell Telephone Company LLC. If Cincinnati Bell Inc.’s subsidiaries were to be prohibited from paying dividends and making distributions to Cincinnati Bell Inc., it would have a material adverse effect on Cincinnati Bell Inc. and its ability to meet its obligations under the notes.

A noteholder’s right to receive payments on the notes will be junior to the borrowings under our senior credit facilities, all other senior indebtedness and all future senior indebtedness. Furthermore, any guarantees of the notes will be junior to the note guarantors’ senior indebtedness.

The notes will rank behind all of the Issuer’s existing senior indebtedness, including all senior notes and borrowings under the Issuer’s senior credit facilities, and the Issuer’s future senior indebtedness, and any guarantees of the notes will rank behind the note guarantors’ senior indebtedness, including any guarantees of senior notes and borrowings under the Issuer’s senior credit facilities. As a result, upon any distribution to the Issuer’s creditors or the creditors of any note guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to the Issuer or any note guarantors or their respective property, the holders of the Issuer’s senior indebtedness and the senior indebtedness of any note guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the notes or any guarantees of the notes.

In addition, all payments on the notes and any guarantees of the notes will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on senior indebtedness.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to the Issuer or any note guarantor, holders of the notes will participate with trade creditors and all other holders of the Issuer’s and any note guarantor’s senior subordinated indebtedness in the assets remaining after we and any note guarantors have paid all of the Issuer’s respective senior indebtedness. However, because the indenture governing the notes requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior indebtedness instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and any note guarantors may not have sufficient funds to pay all of the Issuer’s creditors and holders of notes may receive less, ratably, than the holders of senior indebtedness.

After eliminating intercompany activity, as of December 31, 2009, the notes would have been subordinated to $992.5 million of senior indebtedness of the Issuer (exclusive of unused commitments under the Issuer’s senior credit facilities) and approximately $185.5 million would have been available for borrowing as additional senior indebtedness under the Issuer’s revolving credit facility. We will be permitted to borrow substantial additional indebtedness, including senior indebtedness, in the future under the terms of the indenture governing the notes and the Issuer’s other debt instruments.

The notes are unsecured obligations, and our assets may be insufficient to pay amounts due on the notes.

The notes and note guarantees are our unsecured obligations that will be effectively subordinated in right of payment to all of Cincinnati Bell Inc.’s and each note guarantor’s secured debt to the extent of the value of the collateral securing such debt. Debt outstanding under the senior credit facilities is secured by perfected first priority pledges of and security interests in (1) substantially all of the equity interests of Cincinnati Bell Inc.’s U.S. subsidiaries (other than subsidiaries of Cincinnati Bell Telephone Company LLC, Cincinnati Bell Funding LLC and certain immaterial subsidiaries) and 66% of the equity interests in foreign subsidiaries held by Cincinnati Bell Inc. and the guarantors under the senior credit facilities and (2) certain personal property and intellectual property of Cincinnati Bell Inc. and its subsidiaries (other than that of Cincinnati Bell Telephone Company LLC, Cincinnati Bell Funding LLC, Cincinnati Bell Extended Territories LLC, foreign subsidiaries and certain immaterial subsidiaries) with a total carrying value of approximately $400 million at December 31, 2009. Cincinnati Bell Inc.’s 7 1/4% Senior Notes due 2023 and obligations under various swap agreements entered into by Cincinnati Bell Inc. are equally and ratably secured with the lenders under our senior credit facilities by the assets of Cincinnati Bell Inc., including the capital stock of its direct subsidiaries. In addition, debt incurred under the Company’s receivables financing facility is secured by perfected first priority security interests in certain receivables of the Company.

As of December 31, 2009, after eliminating intercompany activity, we had $244.9 million of senior secured debt, excluding our receivables financing facility, which is incurred by an unrestricted subsidiary, capital lease obligations and unused commitments of $185.5 million under our $210 million revolving credit facility. In addition, we and our subsidiaries may incur additional secured debt.

Because the notes and the note guarantees will be our unsecured obligations, the noteholders’ right of repayment may be compromised if any of the following events were to occur:

•	a bankruptcy, liquidation, reorganization or other winding-up involving us or any of our subsidiaries;

•	a default in payment under our senior credit facilities or other secured debt; or

•	an acceleration of any debt under our senior credit facilities or any other secured debt.

If any of these events were to occur, the secured lenders could foreclose on the pledged stock of our subsidiaries and on our and our subsidiaries’ assets in which they have been granted a security interest, in each case to your exclusion, even if an event of default exists under the indenture governing the notes at that time. As a result, upon the occurrence of any of these events, there may not be sufficient funds to pay amounts due on the notes and note guarantees.

The indenture governing the notes, our senior credit facilities and other debt instruments contain covenants which impose significant operational and financial restrictions on us, and the failure to comply with these covenants would result in an event of default under these instruments.

Our debt instruments impose, and the terms of any future debt may impose, on us operating and other restrictions. These restrictions affect, and in many respects limit or prohibit, among other things, our and our restricted subsidiaries’ ability to:

•	incur additional indebtedness;

•	create liens;

•	make investments;

•	enter into transactions with affiliates;

•	sell assets;

•	guarantee indebtedness;

•	declare or pay dividends or other distributions to shareholders;

•	repurchase equity interests;

•	redeem debt that is junior in right of payment to certain debt instruments;

•	enter into agreements that restrict dividends or other payments from subsidiaries;

•	issue or sell capital stock of certain of our subsidiaries; and

•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

In addition, our senior credit facilities include restrictive covenants that may materially limit our ability to prepay other debt, including the notes. The agreement governing our senior credit facilities also requires us to achieve and maintain compliance with specified financial ratios.

The restrictions contained in our senior credit facilities and our other debt instruments could:

•	limit our ability to plan for or react to market conditions or meet capital needs or otherwise restrict our activities or business plans; and

•	adversely affect our ability to finance our operations, strategic acquisitions, investments or alliances or other capital needs or to engage in other business activities that would be in our interest.

A breach of any of these restrictive covenants or our inability to comply with the required financial ratios would result in a default under some or all of the debt agreements. During the occurrence and continuance of a default, lenders under our senior credit facilities may elect to declare all outstanding borrowings, together with accrued interest and other fees, to be immediately due and payable, which would result in an event of default under the notes. The lenders will also have the right in these circumstances to terminate any commitments they have to provide further borrowings. Additionally, our debt instruments contain cross-acceleration provisions, which generally cause each instrument to accelerate upon a qualifying acceleration of any other debt instrument. If we are unable to repay outstanding borrowings when due, the lenders under our senior credit facilities and holders of our other secured debt will also have the right to proceed against the collateral, including our pledged assets and those of our subsidiaries, granted to them to secure the indebtedness. We cannot provide assurance that, if the indebtedness under our senior credit facilities and the notes were to be accelerated, our assets would be sufficient to repay in full that indebtedness and our other indebtedness. If not cured or waived, such default could have a material adverse effect on our business and our prospects. We depend upon our senior credit facilities to provide for our financing requirements in excess of amounts generated by operations.

We may be unable to repurchase notes tendered pursuant to an offer to repurchase, which the indenture governing the notes requires us to make if a change of control occurs, because we may not have, or be able to raise, sufficient funds.

If we experience certain changes of control, the noteholders will have the right to require us to repurchase the notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any. Our ability to repurchase the notes upon a change of control is limited by the terms of our senior credit facilities and other debt instruments. Upon a change of control, we may be required immediately to repay the outstanding principal, any accrued interest and any other amounts owed by us under our senior credit facilities and other debt instruments. We cannot provide assurance that we would be able to repay the required amounts or obtain the necessary consents to repurchase the notes. Our senior credit facilities provide that certain change of control events with respect to us constitute a default thereunder. Any future credit agreement or other agreements relating to indebtedness to which we become a party may contain similar provisions. Our failure to repurchase tendered notes at a time when the repurchase is required by the indenture governing the notes would constitute an event of default under the indenture, which, in turn, would constitute an event of default under our senior credit facilities and may constitute an event of default under other indebtedness. See “Description of Notes—Change of Control” and “—Certain Covenants.”

In addition, the change of control provisions in the indenture governing the notes will not necessarily afford the noteholders protection in the event of a highly leveraged transaction that may adversely affect the noteholders, including by way of a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership, or, even if they do, may not involve a change of the magnitude required under the definition of change of control in the indenture governing the notes to trigger these provisions. Furthermore, the definition of “change of control” in the indenture governing the notes includes a phrase relating to the sale of “all or substantially all” of the assets of the Issuer. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all of the assets of the Issuer to another person may be uncertain.

Under federal bankruptcy or state fraudulent conveyance laws, a court could void obligations under the notes or note guarantees or further subordinate the notes or the note guarantees to other obligations of the Issuer or the note guarantors.

The incurrence of indebtedness by us or the note guarantors, such as the notes or the note guarantees, may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors. Under these laws, if in such a case or lawsuit a court were to find that, at the time we or any note guarantor incurred indebtedness (including indebtedness under the notes or the note guarantees):

•	we or any note guarantor, as applicable, incurred such indebtedness with the intent of hindering, delaying or defrauding current or future creditors; or

•

(1) we or any note guarantor, as applicable, received less than reasonably equivalent value or fair consideration for incurring such indebtedness, and (2) we or any note guarantor, as applicable, (a) were insolvent or were rendered insolvent by reason of any of the transactions, (b) were engaged, or about to engage, in a business or transaction for which the assets remaining with us or such note guarantor constituted unreasonably small capital to carry on our or its business, (c) intended to incur, or believed that we or such note guarantor would incur, debts beyond our or its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes), or (d) were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such note guarantor (in either case, if, after final judgment, the judgment is unsatisfied);

then such court could avoid or further subordinate the amounts owing under the notes or the note guarantees to our or such note guarantor’s presently existing and future indebtedness and take other actions detrimental to you.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, a debtor would be considered insolvent if, at the time such debtor incurred the indebtedness, either (l) the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation, or (2) the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured. There can be no assurance as to what standards a court would use to determine whether we or any note guarantor were solvent at the relevant time, or whether, whatever standard is used, the notes or note guarantees would not be avoided or subordinated on another of the grounds set forth above.

Additionally, under federal bankruptcy or applicable state insolvency law, if certain bankruptcy or insolvency proceedings were initiated by us or any note guarantor within 90 days after any payment by us with respect to the notes or by such note guarantor under the applicable note guarantee or if we or such note guarantor anticipated becoming insolvent at the time of such payment, all or a portion of such payment could be avoided as a preferential transfer, and the recipient of such payment could be required to return such payment.

Because the notes were issued with original issue discount, if a bankruptcy petition were filed by or against us, a holder may receive a lesser amount for its claim than it would be entitled to receive under the indenture governing the notes.

Because the notes were issued with original issue discount, if a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

•	the original issue price for the Notes; and

•	that portion of the original issue discount that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code.

Any original issue discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to under the terms of the indenture governing the notes, even if sufficient funds are available.

If an active trading market does not develop for the notes, a holder may not be able to resell them.

Currently, there is no established trading market for the notes. If no active trading market develops, a holder may not be able to resell the notes at their fair market value or at all. We do not intend to apply for listing of the notes on any securities exchange. The underwriters of the offering of the notes have informed us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any such market-making at any time without notice.

The liquidity of any market for the notes will depend upon various factors, including:

•	the number of holders of the notes;

•	the interest of securities dealers in making a market for the notes;

•	our financial performance or prospects; and

•	the prospects for companies in our industry generally.

Accordingly, we cannot assure you that a market or liquidity will develop for the notes.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $602.8 million from the sale of the notes to the underwriters, after deducting the underwriters’ discount, original issue discount and other offering expenses payable by us. We intend to use the net proceeds from the sale of the notes to redeem all of our outstanding 8 3/8% Senior Subordinated Notes due 2014, including payment of accrued and unpaid interest thereon and the related call premium, and for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the unaudited consolidated ratios of earnings to fixed charges for Cincinnati Bell on a historical basis:

	Year Ended December 31,
	2009	2008	2007	2006	2005
	(dollars in millions)
Ratio of Earnings to Fixed Charges	2.1	2.2	1.8	1.9	—
Coverage Deficiency	n/a	n/a	n/a	n/a	$21.7

We computed the ratio of earnings to fixed charges by dividing fixed charges into the sum of earnings (after certain adjustments) and fixed charges. Earnings used in computing the ratio of earnings to fixed charges consisted of income from continuing operations before income taxes, adjustment for noncontrolling/minority interests, income or loss from equity method investees and fixed charges except for capitalized interest. Fixed charges consist of interest expensed and capitalized and the portion of rent expense representative of interest.

CAPITALIZATION

We are providing the following information to assist you in analyzing the financial aspects of the offering. We urge you to read all the information contained in the following table together with our historical financial statements and related notes contained in our reports filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus (excluding portions of these reports which are furnished and not filed). See “Where You Can Find More Information.”

The following table sets forth our cash and capitalization as of December 31, 2009 (1) on an actual basis and (2) as adjusted to give effect to this offering and the application of the net proceeds therefrom (as described under “Use of Proceeds”).

	As of December 31, 2009
	Actual	As Adjusted for this Offering
	(unaudited, in millions)
Cash and cash equivalents	$23.0	$28.6	(1)

Total debt (including current portion):
Credit facility, revolver	—	—
Credit facility, Tranche B Term Loan	204.9	204.9

Total credit facilities	204.9	204.9
Receivables facility (2)	85.9	85.9
Capital lease obligations and other debt (3)	125.5	125.5
7% Senior Notes due 2015*	252.3	252.3
7 1/4% Senior Notes due 2023	40.0	40.0
8 1/4% Senior Notes due 2017	500.0	500.0
Cincinnati Bell Telephone 6.30% Debentures due 2028	134.5	134.5
Cincinnati Bell Telephone Medium Term Notes due 2023	73.0	73.0
8 3/8% Senior Subordinated Notes due 2014*	569.8	—
8 3/4% Senior Subordinated Notes due 2018 offered hereby	—	625.0
Unamortized discount	(6.8)	(16.4	)(4)

Total debt	1,979.1	2,024.7

Shareowners’ deficit:
6 3/4% Cumulative Convertible Preferred Stock	129.4	129.4
Common shareowners’ deficit	(784.0)	(791.3	)(5)

Total shareowners’ deficit	(654.6)	(661.9)

Total capitalization	$1,324.5	$1,362.8

*	The face amount of these notes has been adjusted for the unamortized called amounts received on terminated interest rate swaps.

(1)

Represents the actual balance plus the net proceeds of $602.8 million from this offering after original issue discount, underwriting discounts and estimated offering expenses minus amounts used to redeem our 8 3/8% Senior Subordinated Notes due 2014, including payment of $21.6 million of accrued and unpaid interest (based on interest accrued and unpaid to December 31, 2009) and $15.6 million of aggregate call premium.

(2)	The receivables facility is accounted for as secured indebtedness of Cincinnati Bell Funding LLC. Cincinnati Bell Funding LLC is an unrestricted subsidiary for purposes of the indentures governing Cincinnati Bell Inc.’s debt instruments (including the notes) and is not a guarantor of any indebtedness of Cincinnati Bell Inc. (including the notes) or any other subsidiary of Cincinnati Bell Inc.

(3)

In December 2009, the Company sold 196 wireless towers for $99.9 million cash proceeds, and leased back a portion of the space on these towers for a term of 20 years. Certain of the towers sold had purchase price contingencies at the tower sale closing date, and, for accounting purposes, these towers have not yet been recognized as sold, and the respective leaseback has not yet been reflected as a capital lease obligation. When recognized, this additional capital lease obligation is expected to total approximately $15 million.

(4)

Represents the actual balance adjusted for the $8.8 million original issue discount on the notes offered hereby and the write-off of the unamortized premium of $0.8 million on the 8 3/8% Senior Subordinated Notes due 2014.

(5)	Represents actual common shareowners’ deficit plus an estimated $7.3 million loss, net of income tax, on the extinguishment of our 8 3/8% Senior Subordinated Notes due 2014.

DESCRIPTION OF NOTES

Definitions of certain terms used in this “Description of Notes” may be found under the heading “—Certain Definitions”. For purposes of this section, the term “Issuer” refers only to Cincinnati Bell Inc. and not to any of its subsidiaries. Certain of the Issuer’s subsidiaries will guarantee the Notes and therefore will be subject to many of the provisions contained in this “Description of Notes”. Each subsidiary which guarantees the Notes is referred to in this section as a “Note Guarantor”. Each such guarantee is termed a “Note Guarantee”.

The Issuer will issue the Notes under an Indenture, to be dated as of March 15, 2010 (as used in this section, the “Indenture”), among the Issuer, the Note Guarantors and The Bank of New York Mellon, as Trustee (the “Trustee”), a copy of which is available upon request to the Issuer. The Indenture contains provisions which define your rights under the Notes. In addition, the Indenture governs the obligations of the Issuer and of each Note Guarantor under the Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.

The following description is meant to be only a summary of certain provisions of the Indenture. It does not restate the terms of the Indenture in their entirety. We urge that you carefully read the Indenture as it, and not this description, governs your rights as a Holder.

Overview of the Notes and the Note Guarantees

The Notes:

•	will be general unsecured senior subordinated obligations of the Issuer;

•	will rank junior in right of payment to all existing and future Senior Indebtedness of the Issuer;

•	will be senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer;

•	will rank equally in right of payment with all existing and future Senior Subordinated Indebtedness of the Issuer;

•	will be effectively subordinated to any Secured Indebtedness of the Issuer and its Subsidiaries to the extent of the value of the assets securing such Indebtedness; and

•	will be effectively subordinated to all liabilities (including trade payables) and Preferred Stock of each Subsidiary of the Issuer that is not a Note Guarantor.

The Note Guarantors

The Notes will be guaranteed by each Restricted Subsidiary of the Issuer that Guarantees borrowings under the Credit Agreement.

The Note Guarantee of each Note Guarantor:

•	will be a general unsecured senior subordinated obligation of such Note Guarantor;

•	will rank junior in right of payment to all existing and future Senior Indebtedness of such Note Guarantor;

•	will be senior in right of payment to all existing and future Subordinated Indebtedness of such Note Guarantor;

•	will rank equally in right of payment with all future Senior Subordinated Indebtedness of such Note Guarantor; and

•	will be effectively subordinated to any Secured Indebtedness of such Note Guarantor and its Subsidiaries to the extent of the value of the assets securing such Indebtedness.

The Notes will not be guaranteed by Restricted Subsidiaries of the Issuer that do not Guarantee borrowings under the Credit Agreement or by Unrestricted Subsidiaries. None of Cincinnati Bell Telephone Company LLC, its Subsidiary, Cincinnati Bell Extended Territories LLC, our Mutual Subsidiaries, our foreign subsidiaries or certain immaterial subsidiaries will be a guarantor. Accordingly, for so long as these Subsidiaries remain non-guarantors under the Credit Agreement, these Subsidiaries will not be Note Guarantors. As of and for the year ended December 31, 2009, after giving effect to the issuance of the Notes and the application of the net proceeds therefrom (as described above under “Use of Proceeds”), the non-guarantors would have had (1) assets of $829.5 million (excluding intercompany receivables), or 40% of our total assets, (2) liabilities of $407.9 million (excluding intercompany liabilities), or 15% of our total liabilities, (3) revenue of $637.3 million, or 46% of our consolidated revenue (excluding intercompany eliminations), for the year ended December 31, 2009 and (4) operating income of $253.4 million, or 86% of our consolidated operating income, for the year ended December 31, 2009.

Unrestricted Subsidiaries

Cincinnati Bell Funding LLC, MVNO Holdings LLC, Cincinnati Bell Technology Solutions UK Limited and the Mutual Subsidiaries are Unrestricted Subsidiaries of the Issuer. Under certain circumstances, the Issuer is able to designate other current or future direct or indirect Subsidiaries of the Issuer as Unrestricted Subsidiaries. An Unrestricted Subsidiary is not a Note Guarantor or subject to the restrictive covenants of the Indenture. As of and for the year ended December 31, 2009, after giving effect to the issuance of the Notes and the application of the net proceeds therefrom (as described above under “Use of Proceeds”), the Unrestricted Subsidiaries of the Issuer would have had (1) assets of $165.4 million, or 8% of our total assets, (2) liabilities of $86.0 million (excluding intercompany liabilities), or 3% of our total liabilities, (3) no revenue for the year ended December 31, 2009 and (4) operating loss of $0.1 million for the year ended December 31, 2009.

Principal, Maturity and Interest

We will initially issue Notes in an aggregate principal amount of $625.0 million. The Notes will mature on March 15, 2018. We will issue the Notes in fully registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Each Note we issue will bear interest at a rate of 8.75% per annum beginning on March 15, 2010 or from the most recent date to which interest has been paid or provided for. We will pay interest semiannually to Holders of record at the close of business on the March 1 or September 1 immediately preceding the interest payment date on March 15 and September 15 of each year. We will begin paying interest to Holders on September 15, 2010.

Indenture May Be Used For Future Issuances

We may issue an unlimited amount of additional Notes having identical terms and conditions to the Notes we are currently offering (the “Additional Notes”). We will only be permitted to issue such Additional Notes if at the time of such issuance we are in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes that we are currently offering and will vote on all matters with such Notes.

Paying Agent and Registrar

We will pay the principal of, premium, if any, and interest on the Notes at any office of ours or any agency designated by us which is located in the Borough of Manhattan, The City of New York. We have initially designated the corporate trust office of the Trustee to act as the agent of the Issuer in such matters. The location of the corporate trust office is 101 Barclay Street, New York, New York 10286. We, however, reserve the right to pay interest to Holders by check mailed directly to Holders at their registered addresses.

Holders may exchange or transfer their Notes at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of Notes. We, however, may require Holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

Optional Redemption

Except as set forth in the following two paragraphs, we may not redeem the Notes prior to March 15, 2014. On and after this date, we may redeem the Notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

Year	Redemption Price
2014	104.375%
2015	102.188%
2016 and thereafter	100.000%

At any time prior to March 15, 2014, we may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest, if any, to the date of redemption.

Prior to March 15, 2013, we may, on one or more occasions, also redeem up to a maximum of 35% of the aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings by the Issuer, at a redemption price equal to 108.750% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption:

(1)	at least 65% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) remains outstanding; and

(2)	any such redemption by the Issuer must be made within 60 days of such Equity Offering and must be made in accordance with certain procedures set forth in the Indenture.

Selection

If we partially redeem Notes, the Trustee will select the Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $2,000 in original principal amount or less will be redeemed in part. If we redeem any Note in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as we have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest thereon, if any, the Notes to be redeemed.

Ranking

The Indebtedness evidenced by the Notes and the Note Guarantees will be senior subordinated unsecured obligations of the Issuer and the Note Guarantors, as the case may be. The payment of the principal of, premium, if any, and interest on the Notes and any payment pursuant to a Change of Control Offer with respect to the

Notes will be subordinate in right of payment to the prior payment in full in cash (or any other consideration acceptable to the holders of Senior Indebtedness) of all Senior Indebtedness of the Issuer and the Note Guarantors, as the case may be, including Senior Indebtedness of the Issuer and the Note Guarantors incurred after the Closing Date. The terms of the subordination provisions described herein with respect to the Issuer’s obligations under the Notes apply equally to each Note Guarantor and the obligations of such Note Guarantor under its Note Guarantee. Notwithstanding anything contained herein to the contrary, neither the Trustee nor the holders of Notes may receive or accept payments under a Note Guarantee at a time when they are not entitled to receive payment under the Notes.

Only Indebtedness of the Issuer or the Note Guarantors that is Senior Indebtedness will rank senior in right of payment to the Notes and the relevant Note Guarantee in accordance with the provisions of the Indenture. The Notes and the Note Guarantees will in all respects have the same rank in right of payment as all other Senior Subordinated Indebtedness of the Issuer and the Note Guarantors, respectively, and will rank senior in right of payment to all other Subordinated Indebtedness of the Issuer and the Note Guarantors, respectively.

The Issuer is not permitted to pay principal of, premium, if any, or interest (or other amounts) on the Notes or make any further deposit pursuant to the provisions described under “—Defeasance” below and may not repurchase, redeem or otherwise retire for value any Notes (collectively, “pay the Notes”) if:

(1)	a payment default on any Senior Indebtedness (including upon any acceleration of the maturity thereof) occurs and is continuing; or

(2)	any other default on Designated Senior Indebtedness occurs that permits holders of the Designated Senior Indebtedness to accelerate the maturity thereof and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Representative of any Designated Senior Indebtedness or the Issuer.

Payments on the Notes may and shall be resumed:

(1)	in the case of payment default, upon the date on which such default is cured or waived or will have ceased to exist; and

(2)	in case of a nonpayment default, upon the earlier of (x) the date on which such nonpayment default is cured or waived or will have ceased to exist (so long as no other default with respect to such Designated Senior Indebtedness exists) and (y) 179 days after the date on which the applicable Payment Blockage Notice is received.

No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

No known default (other than a payment default) that existed upon the commencement of a Payment Blockage Notice (whether or not such default is on the same issue of Designated Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Notice, unless such default has been cured or waived or has ceased to exist and thereafter subsequently reoccurred.

In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Issuer or any Note Guarantor or to any of their assets, or (b) any payment or distribution of the assets of the Issuer or any Note Guarantor to creditors upon a total or partial liquidation, dissolution or other winding up of the Issuer or such Note Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Issuer or any Note Guarantor, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness (in their sole discretion) of all amounts due or to become due on or in respect of all Senior Indebtedness before the Holders of the Notes are entitled to receive any payment on account of principal of or interest on the Notes or on account of the purchase, redemption or other retirement of Notes (including any payment pursuant to the terms of a Change of Control Offer), and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Notes or any Note Guarantee in any such case, proceeding, receivership, dissolution, liquidation, reorganization or other winding up or event.

In the event that, notwithstanding the foregoing provisions of the preceding paragraph, the Holder of any Note shall have received any payment or distribution of assets of the Issuer or any Note Guarantor of any kind or character, whether in cash, securities or other property, before all Senior Indebtedness is paid in full, then such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Issuer or any such Note Guarantor for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

For the purposes of the two preceding paragraphs only, the words “cash, securities or other property” shall not be deemed to include shares of stock of the Issuer or any Note Guarantor as reorganized or readjusted, or securities of the Issuer or any Note Guarantor or any other corporation provided for by a plan of reorganization or readjustment which shares of stock are subordinated in right of payment to all then outstanding Senior Indebtedness at least to the same extent as the Notes and Note Guarantees are subordinated as provided in this “—Ranking” section. The consolidation of the Issuer with, or the merger of the Issuer into, another person or the liquidation or dissolution of the Issuer following the conveyance or transfer of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth under “—Merger and Consolidation” shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Issuer for the purposes of the two preceding paragraphs if the person formed by such consolidation or into which the Issuer is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in the first paragraph under “—Merger and Consolidation”.

In the event that any Notes are declared due and payable before their Stated Maturity pursuant to the acceleration provisions described under “—Defaults”, then and in such event the holders of Senior Indebtedness outstanding at the time such Notes so become due and payable shall be entitled to receive payment in full of all amounts due or to become due as a result of such acceleration of the Notes on or in respect of all Senior Indebtedness before the Holders of the Notes are entitled to receive any payment by the Issuer on account of the principal of or interest on the Notes or on account of the purchase, redemption or other retirement of Notes (including any payment pursuant to the terms of a Change of Control Offer). The provisions of this paragraph shall not apply to any payment with respect to which the preceding three paragraphs would be applicable. If payment of the Notes is accelerated because of an Event of Default, the Issuer or the Trustee shall promptly notify the holders of Designated Senior Indebtedness or the Representative of such holders of the acceleration.

No provision contained in the Indenture or the Notes will affect the obligations of the Issuer and the Note Guarantors, which are absolute and unconditional, to pay the Notes when due. The subordination provisions of the Indenture and the Notes will not prevent the occurrence of any Default or Event of Default under the Indenture or limit the rights of the Trustee or any holder to pursue any other rights or remedies with respect to the Notes.

By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Issuer or a Note Guarantor who are holders of Senior Indebtedness may recover more, ratably, than the Holders of the Notes. See “Risk Factors—Risk Factors Related to the Notes—A noteholder’s right to receive payments on the notes will be junior to the borrowings under our senior credit facilities, all other senior indebtedness and all future senior indebtedness. Furthermore, any guarantees of the notes will be junior to the guarantors’ senior indebtedness” and “Risk Factors—Risk Factors Related to the Notes—Cincinnati Bell Inc. will depend on the receipt of dividends or other intercompany transfers from its subsidiaries to pay the principal of, and interest on, the notes. Claims of creditors of these subsidiaries may have priority over the claims of the noteholders with respect to the assets and earnings of these subsidiaries”.

The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under “—Defeasance”.

The Issuer currently conducts all its operations through its Subsidiaries. To the extent such Subsidiaries are not Note Guarantors, creditors of such Subsidiaries, including trade creditors, and preferred stockholders, if any, of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Issuer, including Holders. The Notes, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of Subsidiaries of the Issuer that are not Note Guarantors. The Notes and the Note Guarantees will also be effectively subordinated to any Secured Indebtedness of the Issuer and its Subsidiaries to the extent of the value of the assets securing such Indebtedness.

With respect to the Notes and the Note Guarantees, after giving effect to the issuance of the Notes and the application of the net proceeds therefrom (as described above under “Use of Proceeds”), as of December 31, 2009, there would have been outstanding:

(1)	$992.5 million in aggregate principal amount of Senior Indebtedness of the Issuer, of which $244.9 million in aggregate principal amount would have been Secured Indebtedness (excluding unused commitments under the Credit Agreement);

(2)

no Senior Indebtedness of the Note Guarantors (excluding the guarantees of the Credit Agreement, the 7% Notes, the 7 1/4% Notes and the 8 1/4% Notes and $116.8 million of capital leases and other debt);

(3)	$302.1 million in aggregate principal amount of Indebtedness of Subsidiaries that are not Note Guarantors effectively ranking senior to the Notes and the Note Guarantees to the extent of the value of the assets of such Subsidiaries;

(4)

$759.5 million in aggregate principal amount of Senior Subordinated Indebtedness of the Issuer (consisting of the Notes and $134.5 million in aggregate principal amount of the Issuer’s senior subordinated Guarantee of Cincinnati Bell Telephone Company LLC’s 6.30% Debentures due 2028);

(5)	no Senior Subordinated Indebtedness of the Note Guarantors (excluding the Note Guarantees);

(6)	$73.0 million in aggregate principal amount of Subordinated Indebtedness of the Issuer (consisting of the Issuer’s subordinated Guarantee of Cincinnati Bell Telephone Company LLC’s medium term notes); and

(7)	no Subordinated Indebtedness of the Note Guarantors.

Although the Indenture will limit the Incurrence of Indebtedness by the Issuer and the Restricted Subsidiaries and the issuance of Preferred Stock by the Restricted Subsidiaries, such limitation is subject to a number of significant qualifications. The Issuer and its Subsidiaries may be able to Incur substantial amounts of Indebtedness in certain circumstances. Such Indebtedness may be Senior Indebtedness.

Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.

Note Guarantees

The Restricted Subsidiaries of the Issuer that Guarantee borrowings under the Credit Agreement, and certain future Subsidiaries of the Issuer (as described below), as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally Guarantee on an unsecured senior subordinated basis, as described under “—Ranking” above, the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Note Guarantors being herein called the “Guaranteed Obligations”). Such Note Guarantors will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Note Guarantees. Each Note Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Note Guarantor without rendering the Note Guarantee, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After the Closing Date, the Issuer will cause each Restricted Subsidiary that Guarantees borrowings under the Credit Agreement to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes. See “—Certain Covenants—Future Note Guarantors” below.

Each Note Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations, (b) be binding upon each Note Guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns.

The Note Guarantee of a Note Guarantor will be released:

(1)	in connection with any sale of all of the Capital Stock of such Note Guarantor (including by way of merger or consolidation) to a Person or a group of Persons that is not (either before or after giving effect to such transaction) an Affiliate of the Issuer, if the sale complies with the covenant described under “—Certain Covenants—Asset Dispositions” and, to the extent applicable, complies with the provisions described under “—Merger and Consolidation”;

(2)	if the Issuer designates such Restricted Subsidiary that is a Note Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

(3)	if such Note Guarantor is released from its Guarantee of borrowings under the Credit Agreement.

Change of Control

Upon the occurrence of any of the following events (each a “Change of Control”), each Holder will have the right to require the Issuer to purchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(1)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of the properties and assets of the Issuer and its Subsidiaries, taken as a whole, to any Person unless: (x) pursuant to such transaction such assets are changed into or exchanged for, in addition to any other consideration, securities of such Person that represent immediately after such transaction at least a majority of the aggregate voting power of the Voting Stock of such Person and (y) no “person” (as such term is used in Section 13(d)(3) of the Exchange Act) or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of such Person;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3)	any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Issuer;

(4)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election by such Board of Directors of the Issuer or whose nomination for election by the shareholders of the Issuer was approved by a majority vote of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office; or

(5)	the merger or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer and the securities of the Issuer that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Issuer are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person;

provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase the Notes pursuant to this section in the event that it has exercised its right to redeem all the Notes under the terms of the section titled “—Optional Redemption”.

In the event that at the time of such Change of Control the terms of any Senior Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Issuer shall:

(1)	repay in full all such Senior Indebtedness or, if doing so will allow the purchase of Notes, offer to repay in full all such Senior Indebtedness and repay the Senior Indebtedness owing to each holder thereof who has accepted such offer; or

(2)	obtain the requisite consent under such Senior Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)	that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase all or a portion of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest, if any, on the relevant interest payment date);

(2)	the circumstances and relevant facts and financial information regarding such Change of Control;

(3)	the purchase date (which shall be no earlier than 10 Business Days nor later than 60 days from the date such notice is mailed); and

(4)	the instructions determined by the Issuer, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Any Change of Control Offer may be conditioned on the consummation of a Change of Control.

In addition, Holders may not be entitled to require us to purchase their Notes in certain circumstances involving a significant change in the composition of the Board of Directors of the Issuer, including in connection with a proxy contest where such Board of Directors does not endorse a dissident slate of directors but approves them as directors.

The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

The Change of Control purchase feature is a result of negotiations between the Issuer and the underwriters. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer would decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuer’s capital structure or credit ratings. Restrictions on the ability of the Issuer to Incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”, and “—Certain Covenants—Limitation on Liens”. Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreement and would require the Issuer to offer to purchase the 7% Notes and the 8 1/4% Notes on terms comparable to those described above. Future Indebtedness of the Issuer may contain prohibitions of certain events which would constitute a Change of Control or require such Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Issuer to purchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer’s ability to pay cash to the Holders upon a purchase may be limited by the Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. The provisions under the Indenture relative to the Issuer’s obligation to make an offer to purchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Certain Covenants

The Indenture will contain covenants including, among others, the following:

Incurrence of Indebtedness and Issuance of Preferred Stock. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness (including Acquired Indebtedness) and shall not permit any of its Restricted Subsidiaries that is not a Note Guarantor to issue any Preferred Stock; provided, however, that the Issuer and its Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness), and the Restricted Subsidiaries that are not Note Guarantors may issue Preferred Stock, if on the date of such Incurrence or issuance and after giving effect thereto the Consolidated Adjusted Debt to EBITDA Ratio is less than 6.00 to 1.00 (this test being referred to herein as the “Leverage Test”). For the purpose of the calculation of the Leverage Test, with respect to any period included in such calculation, Consolidated EBITDA, the components of Consolidated Interest Expense and Consolidated Adjusted Debt shall be calculated with respect to such period by the Issuer in good faith on a pro forma basis (including and consistent with Permitted Adjustments), giving effect to any Permitted Acquisition, Asset Disposition or Incurrence or redemption or repayment of Indebtedness that has given rise to the need for such calculation, has occurred during such period or has occurred after such period and on or prior to the date of such calculation.

(b) The foregoing paragraph (a) shall not apply to:

(1)	the Incurrence by the Issuer and its Restricted Subsidiaries of the Existing Indebtedness;

(2)	the Incurrence by the Issuer and its Restricted Subsidiaries of the Indebtedness represented by the Notes and the Note Guarantees (not including any Additional Notes);

(3)	(i) Purchase Money Indebtedness and mortgage financings (excluding Capital Lease Obligations and Synthetic Lease Obligations) hereafter incurred by the Issuer or any of its Restricted Subsidiaries in an aggregate principal amount that does not exceed $70.0 million at any one time outstanding; and (ii) Indebtedness hereafter incurred by the Issuer or any of its Restricted Subsidiaries under any Channel Financing Facility in an aggregate principal amount that, when taken together with the aggregate then outstanding principal amount of Indebtedness incurred under all other Channel Financing Facilities of the Issuer and its Restricted Subsidiaries incurred under this clause (3), does not exceed $30.0 million at any one time outstanding;

(4)	the Incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, Refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be Incurred by the Issuer or such Restricted Subsidiary;

(5)	the Incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness (A) between or among the Issuer and any Restricted Subsidiaries of the Issuer and (B) consisting of debits and credits among the Issuer and its Subsidiaries pursuant to a Centralized Cash Management System; provided, however, that (i) any intercompany Indebtedness which is borrowed by the Issuer or a Note Guarantor from a Restricted Subsidiary that is not a Note Guarantor shall be expressly subordinated to the Notes or such Note Guarantor’s Note Guarantee and (ii) (x) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary, or (y) any sale or other transfer of any such Indebtedness to a Person other than the Issuer or a Restricted Subsidiary of the Issuer, or a lender or agent upon exercise of remedies under a pledge of such Indebtedness under the Credit Agreement, shall be deemed, in each case of the foregoing clauses (ii)(x) and (y), to constitute an Incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be;

(6)	the Incurrence by the Issuer or any of its Restricted Subsidiaries of Interest Swap Obligations that are Incurred for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding;

(7)	Indebtedness of the Issuer or any Restricted Subsidiary under the Credit Agreement in an aggregate amount at any time outstanding not to exceed $900 million, less, to the extent a permanent repayment and/or commitment reduction is required thereunder as a result of such application, the aggregate amount of Net Proceeds applied to repayments under the Credit Agreement in accordance with the covenant described under “—Asset Dispositions”;

(8)	the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness under Currency Agreements;

(9)

the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness of the Issuer or any of its Restricted Subsidiaries represented by letters of credit for the account of the Issuer or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the Ordinary Course of Business;

(10)	the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, completion guarantees, letters of credit surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations Incurred in the Ordinary Course of Business;

(11)	the Guarantee by the Issuer or any of its Restricted Subsidiaries of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be Incurred by another provision of this covenant;

(12)	Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary of the Issuer providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with an Asset Disposition or acquisition permitted by the Indenture or other sale or disposition of assets permitted under the Indenture;

(13)	Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Issuer (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Issuer); provided, however, that on the date that such Restricted Subsidiary is acquired by the Issuer, the Issuer would have been able to Incur $1.00 of additional Indebtedness under the first paragraph of this covenant pursuant to the Leverage Test after giving effect to the Incurrence of such Indebtedness pursuant to this clause (13);

(14)	(i) Indebtedness represented by Capital Lease Obligations (other than Capital Lease Obligations described in the following clause (ii)) and Synthetic Lease Obligations hereafter Incurred by the Issuer or any of its Restricted Subsidiaries in an aggregate principal amount that, when taken together with the Remaining Present Value of such outstanding Capital Lease Obligations and Synthetic Lease Obligations relating to Sale and Leaseback Transactions entered into in accordance with Section 8.05(b)(ii) of the Credit Agreement (as in effect on the date hereof), does not exceed $150.0 million at any time outstanding and (ii) Indebtedness represented by Capital Lease Obligations in connection with the Data Center Sale and Leaseback Transactions and the Wireless Tower Sale and Leaseback Transactions and in each case otherwise in compliance with the conditions set forth in the applicable definition thereof; provided that (x) the aggregate outstanding Remaining Present Value of (A) all leases entered into in connection with all Data Center Sale and Leaseback Transactions, plus (B) all leases entered into in connection with all Wireless Tower Sale and Leaseback Transactions, plus (y) all Indebtedness represented by Capital Lease Obligations and Synthetic Lease Obligations entered into under clause (i) does not at any time exceed $250.0 million in the aggregate;

(15)	the Incurrence of other Indebtedness not to exceed $100.0 million in aggregate principal amount at any time outstanding; and

(16)	the Incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse (other than pursuant to representations, warranties, covenants, indemnities and performance guarantees customarily entered into in connection with a Receivables financing) to the Issuer or to any Restricted Subsidiary of the Issuer or its assets (other than such Receivables Subsidiary and its subsidiaries and assets), in an amount not to exceed $150.0 million in aggregate principal amount at any time outstanding.

(c) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (1) through (16) of the immediately preceding paragraph or is entitled to be Incurred pursuant to paragraph (a) of this covenant, the

Issuer shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant and will only be required to include the amount and type of such Indebtedness in one of such clauses of the immediately preceding paragraph or pursuant to paragraph (a) of this covenant; provided that Indebtedness outstanding under the Credit Agreement as of the Closing Date shall be deemed to have been Incurred pursuant to clause (7) of paragraph (b) of this covenant. Accrual of interest, accretion of accreted value, amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms as the Indebtedness on which such interest is being paid and any other issuance of securities paid-in-kind shall not be deemed to be Incurrence of Indebtedness for purposes of this covenant, but such amounts shall be included in Consolidated Adjusted Debt to the extent provided for in such definition. In addition, the Issuer may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause of the immediately preceding paragraph or to Indebtedness properly Incurred under paragraph (a) of this covenant, provided that the Issuer would be permitted to Incur such item of Indebtedness (or portion thereof) pursuant to such other clause of the immediately preceding paragraph or paragraph (a) of this covenant, as the case may be, at such time of reclassification.

Restricted Payments. (a) The Issuer will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

(1)	declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of Capital Stock (including any payment in connection with a merger or consolidation involving the Issuer or any of its Restricted Subsidiaries), except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Capital Stock or Capital Stock convertible into or exchangeable for Disqualified Capital Stock) and (y) dividends or distributions payable to the Issuer or to a Restricted Subsidiary (and, if the Restricted Subsidiary making such dividend or distribution has equityholders other than the Issuer or another Restricted Subsidiary, to such equityholders on a pro rata basis),

(2)	purchase, redeem or otherwise acquire for value any shares of Capital Stock of the Issuer now or hereafter outstanding held by a Person other than the Issuer or another Restricted Subsidiary,

(3)	make any payment or prepayment of principal or premium, if any, or any redemption, exchange, purchase, retirement, defeasance, sinking fund or other payment, in each case, with respect to any Subordinated Indebtedness of the Issuer prior to scheduled maturity, scheduled payment, scheduled repayment or scheduled sinking fund payment thereof (except for any redemption, exchange, purchase, retirement, defeasance, sinking fund or other payment within twelve months of the final maturity thereof), or

(4)	make any Restricted Investments (the items described in clauses (1), (2), (3) and (4) are referred to as “Restricted Payments”);

except that the Issuer or any Restricted Subsidiary of the Issuer may make a Restricted Payment if at the time of and after giving effect to such Restricted Payment:

(A)	no Default or Event of Default will have occurred and be continuing (or would result therefrom);

(B)	the Issuer could Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(C)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after February 16, 2005 (excluding Restricted Payments permitted by subsections (b)(1) through (4), inclusive, (7), (8) and (9) of this covenant), would be less than the sum, without duplication, of:

(i)	Consolidated EBITDA minus 150% of Consolidated Interest Expense for the period (taken as one accounting period) from January 1, 2005 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements of the Issuer and its Restricted Subsidiaries are available at the time of such Restricted Payment;

(ii)	to the extent that any Restricted Investment that was made after February 16, 2005 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment;

(iii)	the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued as provided in the definition of “Investment”) subsequent to October 5, 2009;

(iv)	net cash dividends or other net cash distributions paid to the Issuer or any Restricted Subsidiary from Unrestricted Subsidiaries subsequent to October 5, 2009;

(v)	the aggregate net cash proceeds and fair market value of property received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Capital Stock to the extent it remains Disqualified Capital Stock) or other capital contributions subsequent to February 16, 2005 (other than net cash proceeds or property (x) received from an issuance or sale of such Capital Stock to a Subsidiary of the Issuer or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Issuer or any Restricted Subsidiary or (y) applied for the purposes of clause (1) of paragraph (b) below); and

(vi)	aggregate net cash proceeds received by the Issuer from the issue or sale since February 16, 2005 of debt securities that have been converted into Capital Stock (other than Disqualified Capital Stock to the extent it remains Disqualified Capital Stock) of the Issuer.

(b) The provisions of the foregoing paragraph (a) will not prohibit any of the following:

(1)	the defeasance, redemption or repurchase of (x) Subordinated Indebtedness of the Issuer properly Incurred under the Indenture with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Capital Stock of the Issuer or (y) Convertible Preferred Stock or other Capital Stock of the Issuer with the Net Cash Proceeds from the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Capital Stock of the Issuer (other than Disqualified Capital Stock);

(2)	the making by the Issuer of regularly scheduled payments in respect of any Subordinated Indebtedness of the Issuer properly Incurred under the Indenture in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, any agreement pursuant to which such Subordinated Indebtedness was issued;

(3)	the making by the Issuer and its Restricted Subsidiaries of Permitted Acquisitions;

(4)	the making by the Issuer of regularly scheduled dividend payments in respect of the Convertible Preferred Stock of the Issuer in accordance with the terms thereof;

(5)	dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant;

(6)	the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Issuer or any of its Subsidiaries; provided, however, that the aggregate amount of such repurchases shall not exceed $10 million in any calendar year;

(7)	the issuance of common stock of the Issuer to officers, directors and employees as part of compensation arrangements;

(8)	the making by the Issuer and its Restricted Subsidiaries of other Restricted Payments not to exceed $25 million in the aggregate since February 16, 2005; and

(9)	the defeasance, redemption or repurchase of Cincinnati Bell Telephone Company LLC’s Cincinnati Bell Telephone Notes or any Permitted Refinancing Indebtedness related thereto.

As of December 31, 2009, the Issuer had approximately $950 million of availability pursuant to clause (a) of this covenant.

Dividend and Other Payment Restrictions Affecting Subsidiaries. The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions to the Issuer with respect to any Capital Stock of such Restricted Subsidiary or any other interest or participation in, or measured by, such Restricted Subsidiary’s profits, or pay any Indebtedness or other obligations owed to the Issuer or the Issuer’s other Restricted Subsidiaries;

(2)	make loans or advances to the Issuer or the Issuer’s other Restricted Subsidiaries; or

(3)	transfer any of such Restricted Subsidiary’s property or assets to the Issuer or the Issuer’s other Restricted Subsidiaries, except, in each case, for such encumbrances or restrictions existing under or by reason of:

(A)	existing Indebtedness and agreements as in effect at or entered into on the Closing Date;

(B)	the Credit Agreement as in effect as of the Closing Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings thereof permitted under the Indenture; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings are not materially more restrictive with respect to such provisions than those contained in the Credit Agreement on the Closing Date;

(C)	the Indenture and the Notes;

(D)	Applicable Law;

(E)	any encumbrance or restriction

(i)	that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or

(ii)	contained in security agreements securing Indebtedness of the Issuer or a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

(F)	capital leases or purchase money obligations for property acquired in the Ordinary Course of Business that impose restrictions of the nature described in clause (E) above on the property so acquired;

(G)	Permitted Refinancing Indebtedness; provided, however, that such restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive than those contained in the agreements governing the Indebtedness being Refinanced;

(H)	any instrument governing Indebtedness, Capital Stock or assets of a Person acquired by the Issuer or any of the Issuer’s Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such instrument was created or such Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be Incurred;

(I)	Secured Indebtedness otherwise permitted to be Incurred pursuant to the Indenture that limits the right of the debtor thereunder to dispose of the assets securing such Indebtedness;

(J)	contracts for the sale of assets, including without limitation customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into or the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(K)	restrictions on deposits or minimum net worth requirements imposed by customers under contracts entered into in the Ordinary Course of Business;

(L)	customary provisions in joint venture agreements and customary provisions in licenses and leases and other similar agreements entered into in the Ordinary Course of Business;

(M)	any encumbrance or restriction contained in an agreement evidencing Indebtedness of a Restricted Subsidiary permitted to be Incurred subsequent to the Closing Date pursuant to the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(N)	any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (M) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

(O)	any encumbrance or restriction in any agreement or instrument of a Receivables Subsidiary governing or in connection with a Qualified Receivables Transaction.

Asset Dispositions. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, consummate any Asset Disposition (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries as a whole is governed by the provisions described under “—Merger and Consolidation” herein and not by the provisions of this covenant) unless:

(1)	the consideration received is at least equal to the fair market value of such assets (except as the result of (x) any foreclosure or sale by the lenders under the Credit Agreement or (y) Net Proceeds received from an insurer or a Governmental Authority, as the case may be, in the event of loss, damage, destruction or condemnation); and

(2)	in the case of Asset Dispositions that are not Permitted Asset Swaps, at least 75% of the consideration thereof received by the Issuer or such Restricted Subsidiary is in the form of cash and Cash Equivalents.

For the purposes of this covenant, the following are deemed to be cash:

•

any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet) of the Issuer or any Restricted Subsidiary that are assumed by the transferee of any such assets pursuant to any arrangement releasing the Issuer or such Restricted Subsidiary from further liability; and

•

any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 90 days after the Asset Disposition (to the extent of the cash received).

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Disposition, the Issuer or the Restricted Subsidiary making such Asset Disposition, as the case may be, may, at its option, apply such Net Proceeds (i) to permanently reduce Senior Indebtedness or any Indebtedness of the Restricted Subsidiaries of the Issuer which are not Note Guarantors, or to purchase the Notes (with the consent of the Holders thereof to the extent required) or Indebtedness ranking pari passu with the Notes (and to correspondingly reduce commitments with respect thereto, to the extent applicable) or (ii) to the acquisition of a controlling interest in another business, the making of Capital Expenditures or the investment in or acquisition of other long-term assets, in each case, in the same or a similar line of business as the Issuer and its Subsidiaries engaged in at the time such assets were sold or in a business reasonably related, complementing or ancillary thereto or a reasonable expansion thereof. Pending the final application of any such Net Proceeds, the Issuer may temporarily reduce revolving credit Indebtedness under the Credit Agreement or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Dispositions that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $25 million, the Issuer shall make an offer (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture; provided, however, that if the Issuer elects (or is required by the terms of any other Indebtedness (other than Subordinated Indebtedness or Disqualified Capital Stock) of the Issuer), such Asset Sale Offer may be made ratably to purchase the Notes and other Indebtedness (other than Subordinated Indebtedness or Disqualified Capital Stock) of the Issuer. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

(c) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

Transactions with Affiliates. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other services) with any Affiliate of the Issuer (each an “Affiliate Transaction”) except:

(1)	the performance of any agreements as in effect as of the Closing Date or the consummation of any transaction contemplated thereby (including pursuant to any amendment thereto as long as any such amendment is not disadvantageous to the Holders of the Notes in any material respect);

(2)	transactions (i) the terms of which are not materially less favorable to the Issuer or such Restricted Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Issuer and (ii) with respect to which the Issuer delivers to the Trustee (A) with respect to any Affiliate Transaction involving aggregate consideration in excess of $25 million, a resolution of the Board of Directors of the Issuer set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Issuer, and (B) with respect to any Affiliate Transaction or series of Affiliate Transactions involving in excess of $50 million, an opinion as to the fairness of such Affiliate Transaction to the Issuer from a financial point of view issued by an Independent Qualified Party;

(3)	payment of customary compensation to officers, employees, consultants and investment bankers for services actually rendered to the Issuer or such Restricted Subsidiary, including indemnity;

(4)	payment of director’s fees plus expenses and customary indemnification of directors;

(5)	the payment of the fees, expenses and other amounts payable by the Issuer and its Restricted Subsidiaries in connection with the offering of the Notes;

(6)	Restricted Payments permitted by the covenant described under “—Certain Covenants—Restricted Payments” and Permitted Investments;

(7)	transactions (x) between or among the Issuer and its Restricted Subsidiaries, (y) between or among the Restricted Subsidiaries and (z) between or among the Issuer and/or its Subsidiaries pursuant to a Centralized Cash Management System;

(8)	any licensing agreement or similar agreement entered into in the Ordinary Course of Business relating to the use of technology or intellectual property between any of the Issuer and its Subsidiaries, on the one hand, and any company or other Person which is an Affiliate of the Issuer or its Subsidiaries by virtue of the fact that the Issuer or any of its Subsidiaries has made an Investment in or owns any Capital Stock of such company or other Person, on the other hand, which is fair to the Issuer or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors, or is on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(9)	the issuance of payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements approved by the Board of Directors of the Issuer in good faith and customary loans and advances to employees of the Issuer, or any Restricted Subsidiary of the Issuer to the extent otherwise permitted in the Indenture;

(10)	transactions permitted under the indenture governing the 7% Notes or the 8 1/4% Notes; and

(11)	sales, contributions, conveyances and other transfers of Receivables and related assets of the type specified in the definition of Qualified Receivables Transaction to a Receivables Subsidiary or any other similar transactions in connection with any Qualified Receivables Transaction.

Limitation on Issuance and Sales of Capital Stock of Subsidiaries. The Issuer shall not, and shall not permit any Restricted Subsidiary to, transfer, convey, sell, issue, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to the Issuer or another Restricted Subsidiary of the Issuer), unless such transfer, conveyance, sale, lease or other disposition shall be made in accordance with the covenant described under “—Certain Covenants—Asset Dispositions”, including the provision of such covenant governing the application of Net Proceeds from such transfer, conveyance, sale, lease or other disposition; provided, however, that this covenant shall not restrict any pledge of Capital Stock of the Issuer and its Restricted Subsidiaries securing Indebtedness under the Credit Agreement or other Indebtedness permitted to be secured under the covenant described under “—Certain Covenants—Limitation on Liens”.

Limitation on Liens. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (other than (a) Liens securing Senior Indebtedness and (b) Permitted Liens) on any asset now owned or hereafter acquired to secure any Indebtedness of the Issuer or such Restricted Subsidiary; provided that the Issuer or any Restricted Subsidiary may create, incur or assume Liens to secure any Indebtedness or a Guarantee thereof, so long as concurrently with the incurrence or assumption of such Lien the Issuer or such Restricted Subsidiary effectively provides that the Notes shall be secured equally and ratably with (or prior and senior to, in the case of Liens with respect to Subordinated Indebtedness) such Indebtedness, so long as such Indebtedness shall be so secured.

Commission Reports. Whether or not required by the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the Notes are outstanding, the Issuer shall file with the Commission and provide the Trustee, Holders and prospective Holders (upon request) within 15 days after it files or is required to file them with the Commission, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, the Issuer shall furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Issuer to its public shareholders generally. The Issuer also will comply with the other provisions of Section 314(a) of the TIA.

Future Note Guarantors. The Issuer shall cause each Restricted Subsidiary that becomes a guarantor of borrowings of the Issuer under the Credit Agreement to become a Note Guarantor, and, if applicable, to execute and deliver to the Trustee a supplemental guarantee pursuant to which such Restricted Subsidiary will guarantee payment of the Notes.

Limitation on Lines of Business. The Issuer shall not, and shall not permit any of its Subsidiaries directly or indirectly to, engage in any business other than business of the type engaged in at the date hereof and any business reasonably related, complementing or ancillary thereto or a reasonable expansion thereof.

Fall Away Event. In the event of the occurrence of a Fall Away Event, the covenants described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” “—Certain Covenants—Restricted Payments,” “—Certain Covenants—Dividend and Other Payment Restrictions Affecting Subsidiaries,” “—Certain Covenants—Asset Dispositions,” “—Certain Covenants—Transactions with Affiliates,” “—Certain Covenants—Limitation on Issuance and Sales of Capital Stock of Subsidiaries,” “—Certain Covenants—Future Note Guarantors,” “—Certain Covenants—Limitation on Lines of Business” and clause (3) of “—Merger and Consolidation” and the definitions relevant thereto shall each no longer be in effect for the remaining term of the Notes and any Note Guarantees then in effect shall be automatically released.

Merger and Consolidation

The Issuer will not consolidate with or merge with or into (whether or not the Issuer is the surviving entity), or directly and/or indirectly through its Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Issuer and the Restricted Subsidiaries taken as a whole in one or more related transactions, to any other Person, unless:

(1)	the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Issuer) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Notes and the Indenture;

(2)	immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3)	immediately after giving effect to such transaction, either (i) the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) the Consolidated Adjusted Debt to EBITDA Ratio would be equal to or less than such ratio immediately prior to giving effect to such transaction; and

(4)	the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) are permitted by and comply with the Indenture.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes.

Notwithstanding the foregoing:

(A)	any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or any Note Guarantor and

(B)	the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another jurisdiction to realize tax or other benefits.

Defaults

Each of the following is an Event of Default:

(1)	a default in any payment of interest on any Note when due and payable, continued for 30 days;

(2)	a default in the payment of principal of any Note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise;

(3)	the failure of the Issuer or any Subsidiary to comply with its obligations under the covenant described under “—Merger and Consolidation” above;

(4)	the failure by the Issuer or any Subsidiary to comply for 60 days after notice with any of its obligations under the covenants described under “—Change of Control” (other than a failure to purchase Notes), or “—Certain Covenants” above;

(5)	the failure by the Issuer or any Subsidiary to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture;

(6)	the failure by the Issuer or any Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $35 million or its foreign currency equivalent (the “cross acceleration provision”);

(7)	the rendering of any judgment or decree for the payment of money in excess of $35 million or its foreign currency equivalent against the Issuer or a Subsidiary if such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed, and is not adequately covered by insurance or indemnities which have been cash collateralized (the “judgment default provision”); and

(8)	certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (the “bankruptcy provisions”).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clauses (4) or (5) will not constitute an Event of Default until the Trustee notifies the Issuer or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuer and the Trustee of the default and the Issuer does not cure such default within the time specified in clauses (4) or (5) hereof after receipt of such notice.

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuer may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy;

(3)	such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note (including payments pursuant to the redemption provisions of such Note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders. In addition, the Issuer will be required to deliver to the Trustee, within 90 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer shall also comply with Section 314(a)(4) of the TIA.

Amendments and Waivers

Subject to certain exceptions, the Indenture or the Notes may be amended with the written consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things:

(1)	reduce the amount of Notes whose Holders must consent to an amendment;

(2)	reduce the rate of or extend the time for payment of interest on any Note;

(3)	reduce the principal of or change the Stated Maturity of any Note;

(4)	reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption” above;

(5)	make any Note payable in money other than that stated in the Note;

(6)	impair the right of any Holder to receive payment of principal of, and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7)	make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

(8)	make any change in the ranking or priority of any Note or Note Guarantee that would adversely affect the Holders; or

(9)	release, other than in accordance with the Indenture, any Note Guarantee or collateral securing the Notes.

Without the consent of any Holder, the Issuer, the Note Guarantors and the Trustee may amend the Indenture to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for the assumption by a successor entity of the obligations of the Issuer under the Indenture;

(3)	provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4)	add additional Guarantees with respect to the Notes;

(5)	secure the Notes;

(6)	add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Issuer;

(7)	make any change that does not adversely affect the rights of any Holder, subject to the provisions of the Indenture;

(8)	provide for the issuance of the Additional Notes;

(9)	comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA;

(10)	change the name or title of the Notes, and any conforming changes related thereto; or

(11)	conform the text of the Indenture, the Notes or the Note Guarantees to any provision of this “Description of Notes”, to the extent that such provision in the Indenture, the Notes or the Note Guarantees was intended to be a verbatim recitation of a provision of this “Description of Notes”.

However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Issuer or a Note Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

The consent of the Holders will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

After an amendment becomes effective, the Issuer is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

Transfer and Exchange

A Holder will be able to transfer or exchange Notes. Upon any transfer or exchange, the registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes required by law or permitted by the Indenture. The Issuer will not be required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes will be issued in registered form and the Holder will be treated as the owner of such Note for all purposes.

Defeasance

The Issuer may at any time terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

In addition, the Issuer may at any time terminate:

(1)	its obligations under the covenants described under “—Change of Control” and “—Certain Covenants”; and

(2)	the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under “—Defaults” above and the limitations contained in clause (3) under “—Merger and Consolidation” above (“covenant defeasance”).

In the event that the Issuer exercises its legal defeasance option or its covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) or (8) (with respect only to Significant Subsidiaries) under “—Defaults” above or because of the failure of the Issuer to comply with clause (3) under “—Merger and Consolidation” above.

In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money in an amount sufficient, or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law since the date of the Indenture).

Concerning the Trustee

The Bank of New York Mellon is to be the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

“Acquired Indebtedness” means, with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person at the time such asset is acquired by such specified Person.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that, for purposes of the covenant described under “—Certain Covenants—Transactions With Affiliates” only, in the case of the Issuer or any of its Subsidiaries, beneficial ownership of 10% or more of the Voting Stock in the Issuer or such Subsidiary, as the case may be, shall be deemed to be control. Notwithstanding the foregoing, in no event will any Holder, any lender under the Credit Agreement, any holder of the 7% Notes, the 7 1/4% Notes, the 8 1/4% Notes or the 8 3/8% Notes or any of their respective Affiliates be deemed to be an Affiliate of the Issuer or any of its Subsidiaries solely by virtue of purchasing or holding any such securities or being such a lender.

“Applicable Law” means all laws, statutes, rules, regulation and orders of, and legally binding interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority applicable to the Issuer or any of its Subsidiaries or any of their properties, assets or operations, excluding Environmental Laws.

“Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) any excess of (A) the present value (discounted semi-annually) at such date of redemption of (1) the redemption price of such Note at March 15, 2014 set forth in the first paragraph under “—Optional Redemption” plus (2) all remaining required interest payments due on such Note through March 15, 2014 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Asset Disposition” means the disposition by the Issuer or any Restricted Subsidiary of the Issuer whether by sale, issuance, lease (as lessor (other than under operating leases)), transfer, loss, damage, destruction, condemnation or other transaction (including any merger or consolidation) or series of related transactions of any of the following:

(1)	any of the Capital Stock of any of the Issuer’s Restricted Subsidiaries;

(2)	all or substantially all of the assets of the Issuer or any of its Restricted Subsidiaries; or

(3)	any other assets of the Issuer or any of its Restricted Subsidiaries outside the ordinary course of business of the Issuer or any Restricted Subsidiary.

Notwithstanding the foregoing, “Asset Disposition” shall be deemed not to include:

(A)	a transfer of assets by the Issuer to a Restricted Subsidiary of the Issuer, or by a Restricted Subsidiary of the Issuer to the Issuer or to another Restricted Subsidiary of the Issuer;

(B)	an issuance of Capital Stock by a Subsidiary of the Issuer to the Issuer or to a Restricted Subsidiary of the Issuer;

(C)	a Restricted Payment that is permitted by the covenant described under “—Certain Covenants—Restricted Payments”;

(D)	a Permitted Investment;

(E)	any conversion of Cash Equivalents into cash or any other form of Cash Equivalents;

(F)	any foreclosure on assets;

(G)	sales or dispositions of past due accounts receivable or notes receivable in the Ordinary Course of Business;

(H)	transactions permitted under “—Merger and Consolidation”;

(I)	grants of credits and allowances in the Ordinary Course of Business;

(J)	operating leases or the sublease of real or personal property or licenses of intellectual property, in each case, on commercially reasonable terms entered into in the Ordinary Course of Business;

(K)	trade-ins or exchanges of equipment or other fixed assets;

(L)	the sale of any assets pursuant to a Sale and Leaseback Transaction, Data Center Sale and Leaseback Transaction or Wireless Tower Sale and Leaseback Transaction;

(M)	sales of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer either used or useful in the business of the Issuer or its Subsidiaries;

(N)	dispositions of inventory in the Ordinary Course of Business;

(O)	the disposition of cash or investment securities in the ordinary course of management of the investment portfolio of the Issuer and its applicable Subsidiaries;

(P)	sales of assets with a fair market value of less than $500,000;

(Q)	sales of other assets with a fair market value not to exceed $5 million in the aggregate in any fiscal year; or

(R)	a sale, contribution, conveyance or other transfer of Receivables and related assets of the type specified in the definition of Qualified Receivables Transaction by or to a Receivables Subsidiary in a Qualified Receivables Transaction.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the implicit rate of interest borne by the Notes including any pay-in-kind interest and amortization discount) determined in accordance with GAAP of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Board” or “Board of Directors” means, as to any Person, the board of directors, the board of advisors or other similar governing body of such Person.

“Business Day” means each day which is not a Legal Holiday.

“Capital Expenditures” means, for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to fixed or capital assets (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

“Capital Lease Obligations” means, at the time any determination thereof is to be made, an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

“Capital Stock” of any Person means any and all shares, interests, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities including those convertible into such equity.

“Cash Equivalents” means (1) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (2) commercial paper maturing no more than one year from the date of acquisition and, issued by a corporation organized under the laws of the United States that has a rating of at least A-1 from Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., or at least P-1 from Moody’s Investors Service, Inc.; (3) time deposits maturing no more than thirty (30) days from the date of creation, certificates of deposit, money market deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital, surplus and undivided profits of not less than $250,000,000; (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (3) above; (5) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation and having combined capital and surplus of not less than $250,000,000; and (6) other money market accounts or mutual funds which invest primarily in the securities described above.

“Centralized Cash Management System” means an intercompany cash management system in place among the Issuer and its Subsidiaries

“Channel Financing Facility” means an equipment and inventory financing credit facility, pursuant to which the applicable lender thereunder will make available a revolving credit facility the proceeds of which will be used to fund the purchase from certain designated vendors of property in the form of (a) equipment (and related services) and (B) inventory, including for resale to customers and which credit facility will be secured by a Lien in favor of the applicable lender solely on the property acquired with such credit facility and the proceeds thereof.

“Cincinnati Bell Telephone Notes” means, collectively, Cincinnati Bell Telephone Company LLC’s 6.30% Debentures due 2028 and medium term notes due 2023.

“Closing Date” means the date of the Indenture.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the Closing Date such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the body performing such duties at such time.

“Consolidated” or “consolidated” (including the correlative term “consolidating” or on a “consolidated basis”), when used with reference to any financial term in the Indenture, means the consolidation for two or more Persons of the amounts signified by such term for all such Persons, with intercompany items eliminated in accordance with GAAP.

“Consolidated Adjusted Debt” means the Indebtedness of the Issuer and its Restricted Subsidiaries (exclusive of Indebtedness of the type that could be Incurred under clause (6) or (8) of paragraph (b) under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”) determined on a consolidated basis in accordance with GAAP.

“Consolidated Adjusted Debt to EBITDA Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted Debt as of such date to (b) Consolidated EBITDA for the applicable four-quarter period ending on the last day of the most recently ended quarter for which consolidated financial statements of the Issuer and its Restricted Subsidiaries are available.

“Consolidated EBITDA” means for the applicable period of measurement, the Consolidated Net Income of the Issuer and its Restricted Subsidiaries on a consolidated basis, plus, without duplication, the following for the Issuer and its Restricted Subsidiaries to the extent deducted in calculating such Consolidated Net Income: (1) Consolidated Interest Expense for such period, plus (2) provisions for taxes based on income, plus (3) total depreciation expense, plus (4) total amortization expense, plus (5) other non-cash items reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item) less other non-cash items increasing Consolidated Net Income (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), plus (6) charges taken in accordance with Accounting Standards Codification Topic 350, plus (7) all net cash extraordinary losses less net cash extraordinary gains.

“Consolidated Interest Expense” means for the applicable period of measurement of the Issuer and its Restricted Subsidiaries on a consolidated basis, the aggregate interest expense for such period determined in accordance with GAAP (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for the Issuer and its Restricted Subsidiaries on a consolidated basis, but excluding all amortization of financing fees and other charges incurred by the Issuer and its Restricted Subsidiaries in connection with the issuance of Indebtedness.

“Consolidated Net Income” means for any period the net income (or loss) before provision for dividends on Preferred Stock of the Issuer and its Restricted Subsidiaries on a consolidated basis for such period determined in conformity with GAAP, but excluding, without duplication, the following clauses (1) through (6) to the extent included in the computations thereof:

(1)	the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Issuer or is merged into or consolidated with the Issuer or any of its Restricted Subsidiaries or that Person’s assets are acquired by the Issuer or any of its Restricted Subsidiaries;

(2)	the income (or loss) of any Person (other than the Issuer or a Restricted Subsidiary) in which the Issuer or a Restricted Subsidiary has an interest except to the extent of the amount of dividends or other distributions actually paid to the Issuer or a Restricted Subsidiary (which amount shall be included in Consolidated Net Income);

(3)	the income of any Restricted Subsidiary of the Issuer to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary (except to the extent of the amount of dividends or similar distributions actually lawfully paid to the Issuer or a Restricted Subsidiary);

(4)	any after-tax gains or losses attributable to Asset Dispositions or returned surplus assets of any pension plan;

(5)	(to the extent not included in clauses (1) through (4) above) (i) any net extraordinary gains or net extraordinary losses or (ii) any net non-recurring gains or non-recurring losses to the extent attributable to Asset Dispositions, the exercise of options to acquire Capital Stock and the extinguishment of Indebtedness; and

(6)	cumulative effect of a change in accounting principles.

“Consolidated Total Assets” means, as at any date of determination, the aggregate amount of assets reflected on the consolidated balance sheet of the Issuer and its Restricted Subsidiaries prepared in accordance with GAAP most recently delivered to the Holders pursuant to the covenant described under “—Certain Covenants—Commission Reports”.

“Convertible Preferred Stock” means the 6 3/4% Cumulative Convertible Preferred Stock of the Issuer.

“Credit Agreement” means the Credit Agreement, dated as of February 16, 2005, as amended and restated as of June 25, 2009, by and among the Issuer, certain subsidiary guarantors party thereto, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent, PNC Bank, N.A., as swingline lender, and certain other agents, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreement or agreements may be amended (including any amendment and restatement thereof), restated, supplemented, replaced, restructured, waived, Refinanced or otherwise modified from time to time, including any amendment, supplement, modification or agreement adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder or extending the maturity of, Refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness (including in the form of revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith) under such agreement or any successor or replacement agreement, and whether by the same or any other agent, lender, investor or group of lenders or investors, or one or more agreements, contracts, indentures or otherwise and whether or not such agreement increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder or thereof (provided that such increase in borrowings is permitted under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”) and whether by the same or any other agent, lender or group of lenders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any Subsidiary of the Issuer against fluctuations in currency values.

“Data Center Sale and Leaseback Transaction” means the disposition, in the form of and pursuant to one or more Sale and Leaseback Transactions by one or more of the Issuer and its Subsidiaries, of the real property and related improvements housing all or part of the operations of the data center business of the Issuer and its Subsidiaries, meeting the conditions in the Credit Agreement (as in effect on the date hereof).

“Default” means any event, act or condition that is, or with the giving of notice, lapse of time or both would constitute, an Event of Default.

“Designated Senior Indebtedness” means:

(1)	the Indebtedness under the Credit Agreement;

(2)	the Indebtedness under the 7% Notes;

(3)	the Indebtedness under the 8 1/ 4% Notes; and

(4)	any other Senior Indebtedness of the Issuer that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by the Issuer in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of the Indenture; provided that the Issuer shall so advise the Trustee.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or Asset Disposition), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or Asset Disposition) on or prior to the Stated Maturity.

“8 1/4% Notes” means the 8.25% Senior Notes due 2017 of the Issuer.

“8 3/8% Notes” means the 8 3/8% Senior Subordinated Notes due 2014 of the Issuer.

“Environmental Laws” means all applicable foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, and the Emergency Planning and Community Right-to-Know Act.

“Equity Offering” means a public or private sale for cash of Capital Stock (other than Disqualified Capital Stock or Preferred Stock) of the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means all Indebtedness of the Issuer and its Restricted Subsidiaries existing as of the Closing Date (after giving effect to the redemption, repurchase, repayment or prepayment of Indebtedness out of the proceeds of the Notes, but excluding any Indebtedness outstanding under the Credit Agreement).

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length transaction between a willing seller and a willing and able buyer. Unless otherwise expressly required elsewhere herein, fair market value will be determined in good faith and, for transactions involving an aggregate consideration greater than $25 million, by resolution of the Board of Directors of the Issuer, and any such determination shall be conclusive absent a manifest error.

“Fall Away Event” means the Notes shall have achieved Investment Grade status and the Issuer delivers to the Trustee an Officers’ Certificate certifying the satisfaction of such condition.

“fiscal year” means a fiscal year of the Issuer and its Restricted Subsidiaries ending on December 31 of any calendar year.

“GAAP” means United States generally accepted accounting principles as of the Closing Date, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as have been approved by a significant segment of the accounting profession.

“Governmental Authority” means (a) the government of the United States of America or any State or other political subdivision thereof, (b) any government or political subdivision of any other jurisdiction in which the Issuer or any of its Subsidiaries conducts all or part of its business, or which properly asserts jurisdiction over any properties of the Issuer or any of its Subsidiaries or (c) any entity properly exercising executive, legislative, judicial, regulatory or administrative function of any such government.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

“Holder” means the Person in whose name a Note is registered at the Registrar.

“Incur” means create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise (including by operation of law).

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(1)	the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)	the principal of and premium (if any) in respect of indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all Capital Lease Obligations and all Attributable Debt of such Person;

(4)	all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, in each case to the extent the purchase price is due more than six months from the date the obligation is Incurred (but excluding trade accounts payable and other accrued liabilities arising in the Ordinary Course of Business);

(5)	all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6)	Guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)	all obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured;

(8)	all obligations under Currency Agreements and all Interest Swap Obligations of such Person; and

(9)	all obligations represented by Disqualified Capital Stock of such person.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm, in each case, of national standing; provided, however, that such firm is not an Affiliate of the Issuer.

“Interest Swap Obligations” means the Obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

“Investment” means (a) any direct or indirect purchase or other acquisition by the Issuer or any of its Restricted Subsidiaries of any beneficial interest in, including stock, partnership interest or other Capital Stock of, or ownership interest in, any other Person; and (b) any direct or indirect loan, advance or capital contribution by the Issuer or any of its Restricted Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that did not arise from sales to or services provided to that other Person in the Ordinary Course of Business. For purposes of the covenant described under “—Certain Covenants—Restricted Payments”:

(1)	“Investment” shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary of the Issuer (to the extent of the Issuer’s percentage ownership therein) at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary of the Issuer and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary of the Issuer (to the extent of the Issuer’s percentage ownership therein) at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Issuer; and

(2)	the amount of any Investment shall be the original cost of such Investment plus the costs of all additional Investments by the Issuer or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

“Investment Grade” means, with respect to the Notes, a credit rating of (i) at least “Baa3” (or the equivalent) by Moody’s Investors Service, Inc., and (ii) at least “BBB-” (or the equivalent) by Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc.; provided that neither of such rating or entities shall have announced a negative or similar outlook or announced or informed the Issuer that it is reviewing the rating of the Notes for possible downgrading of the rating thereof.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New York or Ohio or at a place of payment are authorized by law, regulation or executive order to remain closed. If any payment date in respect of the Notes is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means any lien, mortgage, pledge, security interest, charge, encumbrance or governmental levy or assessment of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“Mutual Subsidiaries” means, collectively, (i) Mutual Signal Holding Corporation, a Delaware corporation, (ii) Mutual Signal Corporation, a New York corporation, (iii) Mutual Signal Corporation of Michigan, a New York corporation, and (iv) MSM Associates Limited Partnership, a Delaware limited partnership.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Proceeds” means cash proceeds actually received by the Issuer or any of its Restricted Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (1) the costs of such sale, issuance, lease, transfer or other disposition (including all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all taxes required to be paid or accrued as a liability under GAAP as a consequence of such sale, lease or transfer), (2) amounts applied to repayment of Indebtedness (other than revolving credit Indebtedness under the Credit Agreement, without a corresponding reduction in the revolving credit commitment) secured by a Lien on the asset or property disposed of, (3) if such Asset Disposition involves the sale of a discrete business or product line, any accrued liabilities of such business or product line required to be paid or retained by the Issuer or any of its Restricted Subsidiaries as part of such disposition, (4) appropriate amounts to be provided by the Issuer or a Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with an Asset Disposition and retained by the Issuer or such Restricted Subsidiary, as the case may be, after such Asset Disposition, including, without limitation, pension and benefit liabilities, liabilities related to environmental matters or liabilities under any indemnification obligations associated with such Asset Disposition and (5) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, but only to the extent required by constituent documents of such Subsidiary or such joint venture.

“Note Guarantee” means each Guarantee of the obligations with respect to the Notes issued by a Person pursuant to the terms of the Indenture.

“Note Guarantor” means any Person that has issued a Note Guarantee.

“Obligations” means all obligations for principal, premium (if any), interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officers’ Certificate” of the Issuer means a certificate signed on behalf of the Issuer by two Persons, one of which shall be any of the following: the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer or the Treasurer (or any such other officer that performs similar duties) of the Issuer, and the other one shall be any of the following: the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, the Assistant Treasurer, Controller, the Secretary or an Assistant Secretary (or any such other officer that performs similar duties) of the Issuer. One of the officers signing an Officers’ Certificate described in the penultimate sentence under “—Defaults” shall be the principal executive, financial or accounting officer or treasurer of the Issuer.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Ordinary Course of Business” means, in respect of any transaction involving the Issuer or any Restricted Subsidiary of the Issuer, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith.

“Permitted Acquisition” means the purchase by the Issuer or a Restricted Subsidiary of the Issuer of all or substantially all of the assets of a Person whose primary business is the same, related, ancillary or complementary to the business in which the Issuer and its Restricted Subsidiaries were engaged on the Closing Date, or any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment (1) such person and each Subsidiary of such Person becomes a Restricted Subsidiary of the Issuer whose primary business is the same, related, ancillary or complementary to the business in which the Issuer and its Restricted Subsidiaries were engaged on the Closing Date or (2) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Restricted Subsidiary of the Issuer and whose primary business is the same, related, ancillary or complementary to the business in which the Issuer and its Subsidiaries were engaged on the Closing Date.

“Permitted Adjustments” means, for the purpose of calculating the Leverage Test, pro forma adjustments arising out of events (including cost savings resulting from head count reduction, closure of facilities and similar restructuring charges) which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact; provided that such adjustments are set forth in an Officers’ Certificate signed by the Issuer’s chief financial officer and another officer which states (1) the amount of such adjustment or adjustments, (2) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers’ Certificate at the time of such execution and (3) that any related Incurrence of Indebtedness is permitted pursuant to the Indenture.

“Permitted Asset Swap” means any transfer of properties or assets by the Issuer or any of its Restricted Subsidiaries in which the consideration received by the transferor consists of like properties or assets to be used in the business of the Issuer or its Restricted Subsidiaries in the same or similar manner as such transferred properties or assets; provided that (1) the fair market value (determined in good faith by the Board of Directors of the Issuer) of properties or assets received by the Issuer or any of its Restricted Subsidiaries in connection with such Permitted Asset Swap is at least equal to the fair market value (determined in good faith by the Board of Directors of the Issuer) of properties or assets transferred by the Issuer or such Restricted Subsidiary in connection with such Permitted Asset Swap and (2) the aggregate fair market value of assets transferred by the Issuer in connection with all Permitted Asset Swaps after the Closing Date does not exceed 10% of Consolidated Total Assets.

“Permitted Investments” means:

(1)	(A) any Investment in (including, without limitation, loans and advances to) the Issuer or a Restricted Subsidiary of the Issuer whose primary business is the same, related, ancillary or complementary to the business in which the Issuer and its Subsidiaries were engaged in on the date of such Investment and (B) any acquisition by the Issuer or a Restricted Subsidiary of the Issuer of beneficial interest in a Restricted Subsidiary of the Issuer from another Restricted Subsidiary of the Issuer or the Issuer;

(2)	any Investment in Cash Equivalents or the Notes;

(3)	any Investment related to or arising out of a Permitted Acquisition;

(4)	any Investment which results from the receipt of non-cash consideration from an asset sale made pursuant to and in compliance with the provisions of the covenant described under “—Certain Covenants—Asset Dispositions” or from any sale or other disposition of assets not constituting an Asset Disposition;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the Ordinary Course of Business;

(6)	receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(7)	loans and advances to employees made in the Ordinary Course of Business not to exceed $2 million in the aggregate at any time outstanding; provided, however, for purposes of this definition, “advances” will not restrict advances for travel, moving or relocation expense to employees advanced and repaid in the Ordinary Course of Business;

(8)	loans and advances not to exceed $2 million at any time outstanding to employees of the Issuer or its Subsidiaries for the purpose of funding the purchase of Capital Stock of the Issuer by such employees;

(9)	any Investments received as part of the settlement of litigation or in satisfaction of extensions of credit to any Person otherwise permitted under the Indenture pursuant to the reorganization, bankruptcy or liquidation of such Person or a good faith settlement of debts by said Person;

(10)

any Investment existing on the Closing Date, any Investment received as a distribution in respect of such existing Investment and any Investment received in exchange for such existing Investment; provided that, in the case of an exchange, the fair market value (as determined in good faith by the

Board of Directors of the Issuer) of the Investment being exchanged is at least equal to the fair market value (as determined in good faith by the Board of Directors of the Issuer) of the Investment for which such Investment is being exchanged;

(11)	Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Issuer or at the time such Person merges or consolidates with the Issuer or any of its Restricted Subsidiaries, in either case in compliance with the Indenture; provided such Investments were not made by such Person in connection with or in anticipation or contemplation of such Person becoming a Restricted Subsidiary of the Issuer or such merger or consolidation;

(12)	Investments in stock, obligations or securities received in settlement of debts created in the Ordinary Course of Business or in satisfaction of judgments;

(13)	Investments by the Issuer or any Restricted Subsidiary pursuant to an Interest Swap Obligation or a Currency Agreement permitted by clauses (6) or (8) of paragraph (b) of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(14)	Investments consisting of debits and credits between or among the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries pursuant to a Centralized Cash Management System;

(15)	Investments consisting of loans, advances and payables due from suppliers or customers made by the Issuer or its Restricted Subsidiaries in the Ordinary Course of Business;

(16)	Investments that may be deemed to arise from the cashless exercise by employees of the Issuer of rights, options or warrants to purchase Capital Stock of the Issuer;

(17)	Investments the consideration paid for which consists solely of Capital Stock (other than Disqualified Capital Stock) of the Issuer;

(18)	Investments made since the Closing Date in an aggregate amount not in excess of 5% of the Consolidated Total Assets for any Investments valued as of the date such Investment is made, including, without limitation, joint ventures;

(19)	Investments the consideration for which was paid by a Person other than the Issuer or any of its Restricted Subsidiaries, without recourse to the Issuer or its Restricted Subsidiaries; and

(20)	Investments in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness.

“Permitted Liens” means:

(1)	Liens to secure the performance of statutory obligations, surety or appeal bonds, letters of credit or other obligations of a like nature incurred in the Ordinary Course of Business;

(2)	Liens for taxes, assessments and governmental charges, levies or claims (x) that are not yet due and payable or (y) which are due and payable and are being contested in good faith by appropriate proceedings so long as such proceedings stay enforcement of such Liens;

(3)	any Lien arising out of a judgment or award not constituting an Event of Default;

(4)	statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, workmen, repairmen and other similar liens imposed by law, which are incurred in the Ordinary Course of Business for sums not more than thirty (30) days delinquent or which are being contested in good faith by appropriate proceedings so long as such contest stays enforcement of such Liens;

(5)	survey exceptions, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material adverse respect with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(6)	any interest or title of a lessor under any Capital Lease Obligation or Synthetic Lease Obligation permitted pursuant to clause (14) of paragraph (b) of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capital Lease Obligation;

(7)	Liens securing Indebtedness permitted pursuant to clause (3) of paragraph (b) of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided, however, that in the case of Purchase Money Indebtedness (a) such Indebtedness shall not exceed the cost of the property or assets so acquired, constructed, repaired, added to or improved and shall not be secured by any other property or assets of the Issuer or any Restricted Subsidiary of the Issuer and (b) the Lien securing such Indebtedness shall be created within 180 days after the date of such acquisition or, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien or, in the case of a Refinancing of any Purchase Money Indebtedness, within 180 days of such Refinancing;

(8)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(11)	Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(12)	Liens in existence on the Closing Date;

(13)	Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary;

(14)	leases, subleases, licenses and sublicenses of the type referred to in clause (J) in the second sentence of the definition of “Asset Disposition” granted to third parties in the Ordinary Course of Business;

(15)	banker’s liens and rights of offset of the holders of Indebtedness of the Issuer or any Restricted Subsidiary on monies deposited by the Issuer or any Restricted Subsidiary with such holders of Indebtedness in the Ordinary Course of Business of the Issuer or any such Restricted Subsidiary;

(16)	Liens securing Interest Swap Obligations or obligations under Currency Agreements so long as such obligations relate to Indebtedness that is, and is permitted under the Indenture, to be secured by a Lien on the same property securing such obligations;

(17)	Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (12) and (13); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (12) and (13) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any fees and expenses, including premiums related to such Refinancings;

(18)	pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations;

(19)	Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries;

(20)	other Liens that do not, in the aggregate, secure obligations in an aggregate amount in excess of 5% of Consolidated Total Assets valued as of the date of the Incurrence of any such obligation; and

(21)	Liens on Receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” Incurred in connection with a Qualified Receivables Transaction.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to Refinance, other Indebtedness of any such Person, provided that (1) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount plus accrued interest and premium, if any, of the Indebtedness so exchanged or Refinanced (plus fees); (2) such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being exchanged or Refinanced; (3) if the Indebtedness being exchanged or Refinanced is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of the Notes as those contained in the documentation governing the Indebtedness being exchanged or Refinanced; and (4) such Permitted Refinancing Indebtedness is incurred by the Issuer or a Guarantor or the person who is the obligor on the Indebtedness being exchanged or Refinanced. “Permitted Refinancing Indebtedness” shall not include Indebtedness Incurred to Refinance Indebtedness originally Incurred in violation of the Indenture or pursuant to clauses (3), (5), (6), (7), (8), (10) or (11) of paragraph (b) of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any entity or substantially all of the assets of any such entity, subdivision or business).

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation, and shall include the Convertible Preferred Stock of the Issuer.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Purchase Money Indebtedness” means Indebtedness Incurred for the purpose of financing all or any part of the purchase price or cost of construction, repair, additions to or improvements of property, plant or equipment used in the business of the Issuer or a Restricted Subsidiary.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any Restricted Subsidiary in which the Issuer or any Restricted Subsidiary may sell, contribute, convey or otherwise transfer to (1) a Receivables Subsidiary (in the case of a transfer by the Issuer or any Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Issuer or any Restricted Subsidiary, and any related assets, including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables.

“Receivable” means any indebtedness and other payment obligations owed to the Issuer, any Restricted Subsidiary or any Receivables Subsidiary, whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each case arising in connection with (a) the sale of goods or the rendering of service or (b) the lease, license, rental or use of equipment, facilities or software, including the obligation to pay any finance charges, fees and other charges with respect thereto.

“Receivables Subsidiary” means a wholly owned Subsidiary of the Issuer (or another Person formed for the purpose of engaging in a Qualified Receivables Transaction with the Issuer or a Restricted Subsidiary in which the Issuer or any Restricted Subsidiary of the Issuer makes an Investment and to which the Issuer or any Restricted Subsidiary of the Issuer transfers Receivables) that engages in no activities other than in connection with the financing of Receivables, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designated by the Issuer’s Board of Directors (as provided below) as a Receivables Subsidiary and

(1)	no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which

(a)	is guaranteed by the Issuer or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants, indemnities and performance guarantees customarily entered into in connection with accounts receivables financings),

(b)	is recourse to or obligates the Issuer or any Restricted Subsidiary in any way other than pursuant to representations, warranties, covenants and indemnities customarily entered into in connection with accounts receivables financings or

(c)	subjects any property or asset of the Issuer or of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities customarily entered into in connection with accounts receivables financings;

(2)	with which neither the Issuer nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(3)	with which neither the Issuer nor any Restricted Subsidiary has any obligation to maintain or preserve such Receivables Subsidiary’s financial condition (other than customary requirements for the maintenance of a minimum net worth) or cause such Receivables Subsidiary to achieve certain levels of operating results.

As of the Closing Date, Cincinnati Bell Funding LLC is a Receivables Subsidiary. Any designation of a Receivables Subsidiary by the Issuer’s Board of Directors after the Closing Date shall be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Remaining Present Value” means, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease, as reasonably determined by the Issuer at the time such lease is entered into.

“Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

“Required Holders” means Holders holding more than 50% of the then outstanding aggregate principal amount of the Notes (exclusive of Notes then owned directly or indirectly by the Issuer, or any of its Subsidiaries or Affiliates).

“Responsible Officer” means the chief executive officer, the president, the chief financial officer, the principal accounting officer or the treasurer (or the equivalent of any of the foregoing) of the Issuer or any of its Subsidiaries or any other officer, partner or member (or person performing similar functions) of the Issuer or any of its Subsidiaries responsible for overseeing the administration of, or reviewing compliance with, all or any portion of the Indenture.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Issuer or a Restricted Subsidiary of any property, whether owned by the Issuer or any Restricted Subsidiary at the Closing Date or later acquired, which has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Senior Indebtedness” means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Issuer or a Note Guarantor, as the case may be, whether outstanding on the Closing Date or thereafter created, Incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or the Note Guarantee, as applicable. Without limiting the generality of the foregoing, “Senior Indebtedness” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on and all other amounts owing in respect of:

(1)	all monetary obligations (including Guarantees thereof) of every nature of the Issuer or a Note Guarantor under the Credit Agreement, including, without limitation, obligations (including Guarantees) to pay principal, premium (if any), any interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

(2)

all monetary obligations (including Guarantees thereof) of every nature of the Issuer or a Note Guarantor under each of the 7% Notes, the 7 1/4% Notes and the 8 1/4% Notes, including, without limitation, obligations (including Guarantees) to pay principal, premium (if any), any interest, fees, expenses and indemnities;

(3)	all obligations under Interest Swap Obligations (including guarantees thereof);

(4)	all obligations under Hedge Agreements (including guarantees thereof); and

(5)	all obligations under Currency Agreements (including guarantees thereof)

in each case whether outstanding on the Closing Date or thereafter Incurred. Notwithstanding the foregoing, “Senior Indebtedness” shall not include:

(1)	any Indebtedness of the Issuer to a Subsidiary of the Issuer or any Indebtedness of a Note Guarantor to the Issuer or another Subsidiary of the Issuer;

(2)	any Indebtedness to, or guaranteed on behalf of, any director, officer or employee, in such capacities of the Issuer or any Subsidiary of the Issuer (including, without limitation, amounts owed for compensation);

(3)	Indebtedness owing to trade creditors and other amounts Incurred (but not under the Credit Agreement) in connection with obtaining goods, materials or services including, without limitation, accounts payable;

(4)	obligations in respect of any Capital Stock, including Disqualified Capital Stock;

(5)	any liability for federal, state, local or other taxes owed or owing by the Issuer or any Note Guarantor;

(6)	that portion of any Indebtedness Incurred in violation of the Indenture;

(7)	Indebtedness that, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the issuer of such Indebtedness; and

(8)	any Indebtedness that is, by its express terms, subordinated in right of payment to any other Indebtedness of the Issuer or a Note Guarantor.

“Senior Subordinated Indebtedness” of the Issuer means the Notes and any other Indebtedness of the Issuer that specifically provides that such Indebtedness is to rank equally with the Notes in right of payment. “Senior Subordinated Indebtedness” of a Note Guarantor has a correlative meaning. Without limiting the generality of the foregoing, “Senior Subordinated Indebtedness” shall also include the 8 3/8% Notes (including Guarantees thereof) and the Issuer’s subordinated Guarantee of Cincinnati Bell Telephone Company LLC’s 6.30% Debentures due 2028.

“7% Notes” means the 7% Senior Notes due 2015 of the Issuer.

“7 1/4% Notes” means the 7 1/4% Senior Notes due 2023 of the Issuer.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” when used with respect to any Note or any installment of interest thereon, means the date specified in the Indenture or such Note as the scheduled fixed date on which the principal of such Note or such installment of interest is due and payable and shall not include any contingent obligation to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for payment thereof.

“Subordinated Indebtedness” of the Issuer means any Indebtedness of the Issuer which is expressly subordinated to and junior to the payment and performance of the Notes. “Subordinated Indebtedness” of a Note Guarantor has a correlative meaning. Without limiting the generality of the foregoing, “Subordinated Indebtedness” shall also include the Issuer’s subordinated Guarantee of Cincinnati Bell Telephone Company LLC’s medium term notes.

“Subsidiary” means with respect to any Person (1) any corporation, association or other business entity of which more that 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Any Person becoming a Subsidiary of the Issuer after the Closing Date shall be deemed to have Incurred all of its outstanding Indebtedness on the date it becomes a Subsidiary.

“Synthetic Lease Obligation” means the monetary obligation of a Person under a synthetic, off-balance sheet or tax retention lease, including, without limitation, any financing lease or other agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such person but which are characterized as the indebtedness of such person for U.S. tax purposes (without regard to accounting treatment).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as amended from time to time.

“Treasury Rate” means, with respect to a redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to March 15, 2014; provided, however, that if the period from such redemption date to March 15, 2014 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to March 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1)	each of Cincinnati Bell Funding LLC, MVNO Holdings LLC, Cincinnati Bell Technology Solutions UK Limited and the Mutual Subsidiaries;

(2)	any Subsidiary of the Issuer that at the time of determination shall be or continues to be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(3)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(A)	the Issuer certifies to the Holders that such designation complies with the covenant described under “—Certain Covenants—Restricted Payments”; and

(B)	each Subsidiary to be designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, Incur any Indebtedness pursuant to which any lender or investor has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)	the Issuer could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(y)	immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of such Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

“Wireless Tower Sale and Leaseback Transaction” means the disposition, in the form of and pursuant to one or more Sale and Leaseback Transactions by one or more of the Issuer and its Subsidiaries, of the tower and transmitter sites used to provide wireless telephone services (including, as applicable, real property, related improvements and equipment and related lease, sub-lease, license, contract and other rights), in compliance with the Credit Agreement (as in effect on the date hereof).

Book Entry, Delivery and Form

The Notes offered hereby will be issued in the form of a fully registered Global Note (the “Global Note”). The Global Note will be deposited on or about the Closing Date with, or on behalf of, The Depository Trust Company (the “Depositary”) and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the “Global Note Holder”).

The Depositary is a limited-purpose trust company which was created to hold securities for its participating organizations (collectively, the “Participants” or the “Depositary’s Participants”) and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary’s Participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants” or the “Depositary’s Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary’s Participants or the Depositary’s Indirect Participants.

The Issuer expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Note and (ii) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary’s Participants), the Depositary’s Participants and the Depositary’s Indirect

Participants. Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes will be limited to such extent.

So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole owner or Holder of such Notes outstanding under the Indenture. Except as provided below, owners of Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form, and will not be considered the Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. As a result, the ability of a Person having a beneficial interest in Notes represented by the Global Note to pledge such interest to Persons or entities that do not participate in the Depositary’s system or to otherwise take actions in respect of such interest may be affected by the lack of a physical certificate evidencing such interest.

Neither the Issuer, the Trustee, the Paying Agent nor the Notes Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Notes.

Payments in respect of the principal, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee may treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuer nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest).

The Issuer believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary’s Participants and the Depositary’s Indirect Participants to the beneficial owner of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary’s Participants or the Depositary’s Indirect Participants.

As long as the Notes are represented by a Global Note, the Depositary’s nominee will be the Holder of the Notes and therefore will be the only entity that can exercise a right to repayment or repurchase of the Notes. Notice by Participants or Indirect Participants or by owners of beneficial interests in a Global Note held through such Participants or Indirect Participants of the exercise of the option to elect repayment of beneficial interests in Notes represented by a Global Note must be transmitted to the Depositary in accordance with its procedures on a form required by the Depositary and provided to Participants. In order to ensure that the Depositary’s nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or the Participant or Indirect Participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other Participant or Indirect Participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary. The Issuer will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

Certificated Securities

Subject to certain conditions, any Person having a beneficial interest in the Global Note may, upon request to the Issuer or the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). In addition, if the Issuer notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Issuer is unable to locate a qualified successor within 90 days, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each Person that such Global Note Holder and the Depositary identify as the beneficial owner of the related Notes.

Neither the Issuer nor the Trustee shall be liable for any delay by the related Global Note Holder or the Depositary in identifying the beneficial owners of Notes and each such Person may conclusively rely on and shall be protected in relying on, instructions from the Global Note Holder or of the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts of the Notes to be issued).

Same-Day Settlement and Payment

The Indenture will require that payments in respect of the Notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holders. The Issuer expects that secondary trading in the Certificated Notes also will be settled in immediately available funds.

Transfer and Exchange

A Holder may transfer or exchange the Notes in accordance with the procedures set forth in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note for a period of 15 days before a selection of the Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes by a holder of the notes who buys them at original issuance at the price indicated on the cover of this prospectus supplement. This summary is based upon U.S. federal income tax law as of the date hereof, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers and tax-exempt organizations) or to persons that will hold the notes as a part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) or U.S. Holders (as defined below) that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any foreign, state or local tax considerations. This summary is written for investors that will hold their notes as “capital assets” under the Internal Revenue Code of 1986, as amended. We are not seeking a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the purchase, ownership or disposition of the notes. Accordingly, there can be no assurance that the IRS will not successfully challenge one or more of the conclusions stated herein. Each prospective investor is urged to consult its tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the purchase, ownership or disposition of the notes.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in or organized under the law of the United States, any state thereof or the District of Columbia, (iii) an estate the worldwide income of which is subject to U.S. federal income tax, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and with respect to which one or more United States persons have the authority to control all substantial decisions, or (B) that has in effect a valid election under applicable United States Treasury regulations to be treated as a United States person. A beneficial owner of a note that is not a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) or a U.S. Holder is referred to herein as a “Non-U.S. Holder.”

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A holder of notes that is a partnership, and partners in such a partnership, are urged to consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of the notes.

U.S. Holders

Interest Income. Generally, stated interest on a note will be taxable to a U.S. Holder as ordinary interest income (in accordance with the holder’s regular method of accounting) at the time such payments are accrued or received.

Sale, Exchange, Retirement or Other Disposition of the Notes. Upon a sale or other taxable disposition of notes, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition (other than an amount attributable to accrued but unpaid stated interest, which will be taxable as ordinary income to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in such notes. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the cost of the note to such holder, decreased by any payments received on the note other than stated interest. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the note is more than one year at the time of disposition. For non-corporate U.S. Holders, long-term capital gain generally will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Non-U.S. Holders

The following discussion of the U.S. federal income and withholding tax considerations of the purchase, ownership and disposition of notes by a Non-U.S. Holder assumes that the holder is not engaged in a U.S. trade or business. For a discussion of certain U.S. federal income tax considerations for Non-U.S. Holders that are engaged in a U.S. trade or business, please see the discussion set forth below under “—Income Effectively Connected with a U.S. Trade or Business”.

Interest. All payments of interest on the notes made to a Non-U.S. Holder will be exempt from U.S. federal income and withholding tax, provided that: (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (iii) such Non-U.S. Holder is not a bank receiving certain types of interest, (iv) the beneficial owner of the notes certifies, under penalties of perjury, to us or our paying agent on IRS Form W-8BEN (or appropriate substitute form) that it is not a United States person and provides its name, address and certain other required information or certain other certification requirements are satisfied and (v) such payments and gain are not effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless such Non-U.S. Holder provides us with a properly executed (i) IRS Form W-8BEN (or appropriate substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States.

Sale, Exchange, Retirement or Other Disposition of the Notes. Subject to the discussion below concerning backup withholding and except with respect to accrued but unpaid interest, which will be taxable as described above under “ —Interest,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement or other disposition of a note, unless in the case of gain (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met.

Income Effectively Connected with a U.S. Trade or Business. If a Non-U.S. Holder of notes is engaged in a trade or business in the United States, and if interest on the notes, or gain realized on the sale, exchange or other disposition of the notes is effectively connected with the conduct of such trade or business, the Non-U.S. Holder generally will be subject to regular U.S. federal income tax on such income or gain in the same manner as if the Non-U.S. Holder were a U.S. Holder. If the Non-U.S. Holder is eligible for the benefits of an income tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest that are effectively connected with a U.S. trade or business will not be subject to the 30% withholding tax provided that the holder claims exemption from withholding. To claim exemption from withholding, the holder must certify its qualification, which can be done by filing a properly executed IRS Form W-8ECI. In addition, if such a Non-U.S. Holder is a foreign corporation, such holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information reporting and backup withholding

U.S. Holders. Payments of principal and interest on, or the proceeds of the sale or other disposition of, a note are generally subject to information reporting unless the U.S. Holder is an exempt recipient (such as a corporation). Such payments may also be subject to U.S. federal backup withholding at the applicable rate if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders. A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a United States person in order to avoid backup withholding with respect to our payment of principal and interest on, or the proceeds of the sale or other disposition of, a note. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, the name and address of the beneficial owner and the amount of interest paid on a note, as well as the amount, if any, withheld, may be reported to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

UNDERWRITING

Subject to the terms and conditions set forth in a firm commitment underwriting agreement to be entered into among us and the underwriters, we have agreed to sell to the underwriters listed below, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriters	Principal Amount of Notes
Banc of America Securities LLC	$212,500,000
Barclays Capital Inc.	75,000,000
Deutsche Bank Securities Inc.	75,000,000
Morgan Stanley & Co. Incorporated	75,000,000
RBS Securities Inc.	75,000,000
Wells Fargo Securities, LLC	75,000,000
PNC Capital Markets LLC	37,500,000

$625,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $900,000 and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

In the ordinary course of business, the underwriters and their affiliates have provided, are providing and may in the future provide financial advisory, investment banking and general financing and banking services for us for customary fees and commissions. Affiliates of certain of the underwriters are agents and/or lenders under our senior credit facilities. Affiliates of certain of the underwriters may hold our 8 3/8% Senior Subordinated Notes due 2014, which we intend to redeem with the proceeds of this offering, and therefore may receive a portion of the proceeds from this offering.

Notice to Prospective Investors in the EEA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any notes which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State, once the prospectus has been approved by the competent authority in such Relevant Member State and published in accordance with the Prospectus Directive as implemented in such relevant Member State, except that an offer to the public in that Relevant Member State of any notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	by the underwriters to fewer than 100 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of notes shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer of notes within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters which constitute the final offering of notes contemplated in this prospectus supplement.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase any notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any notes under, the offer of notes contemplated by this prospectus supplement will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

(a)	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b)	in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the notes acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where notes have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those notes to it is not treated under the Prospectus Directive as having been made to such persons.

Notice to Prospective Investors in Switzerland

This document, as well as any other material relating to the notes which are the subject of the offering contemplated by this prospectus supplement, do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The notes will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the notes, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange. The notes are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the notes with the intention to distribute them to the public. The investors will be individually approached by us from time to time. This document, as well as any other material relating to the notes, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The notes which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this document you should consult an authorized financial adviser.

VALIDITY OF THE NOTES

Certain legal matters with respect to the validity of the notes offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York, and the Law Offices of Thomas W. Bosse, PLLC, Cincinnati, Ohio. Certain legal matters with respect to the notes will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements and the related financial statement schedule of Cincinnati Bell Inc. and subsidiaries as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, incorporated in this prospectus supplement by reference from Cincinnati Bell Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and the effectiveness of Cincinnati Bell Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in such firm’s reports, which are incorporated herein by reference (which report regarding the consolidated financial statements expresses an unqualified opinion on the consolidated financial statements and financial statement schedule). Such financial statements and financial statement schedule have been incorporated by reference herein in reliance upon the reports of such firm given upon such firm’s authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and through the investor relations section of our website at http://investor.cincinnatibell.com. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We are “incorporating by reference” into this prospectus supplement specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act) until the termination of the offerings of all of the securities covered by this prospectus supplement has been completed. This prospectus supplement, together with the accompanying prospectus, is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus supplement the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	our Definitive Proxy Statement filed March 17, 2009; and

•	our Current Reports on Form 8-K filed February 8, 2010, February 11, 2010 (filed under Item 8.01) and February 19, 2010.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus supplement by reference. You can request copies of such documents if you write or call us at the following address or telephone number: Investor Relations, Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, telephone number (513) 397-9900, or you may visit the investor relations section of our website at http://investor.cincinnatibell.com for copies of any such document.

This prospectus supplement, the accompanying prospectus and information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by this prospectus supplement. The descriptions of these agreements contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

PROSPECTUS

CINCINNATI BELL INC.

Debt Securities

The debt securities covered by this prospectus may be sold from time to time by Cincinnati Bell Inc. and may be guaranteed by certain subsidiaries of Cincinnati Bell Inc. named in a prospectus supplement.

When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.

The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution” on page 9. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements with them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, which we refer to in this prospectus as the “SEC,” using the “shelf” registration process. Under the shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell such securities, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution. A prospectus supplement may include other special considerations applicable to such offering of securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

In this prospectus, unless the context otherwise requires, the terms “Cincinnati Bell,” “we,” “our,” “our company,” “the Company” and “us” refer to Cincinnati Bell Inc., an Ohio corporation, whose shares of common stock are publicly traded on the New York Stock Exchange under the symbol “CBB,” and its subsidiaries.

References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.

We prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in U.S. dollars and in conformity with U.S. generally accepted accounting principles, or “U.S. GAAP.” Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free-writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide you with different information. The distribution of this prospectus and any prospectus supplement and the sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus and any prospectus supplement are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

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THE COMPANY

We are a full-service regional provider of data and voice communications services and equipment over wireline and wireless networks. We provide telecommunications service primarily on our owned local wireline and wireless networks with a well-regarded brand name and reputation for service. In addition, we provide business customers with efficient, scalable office communications systems and complex information technology solutions, including data center and managed services, telecommunications equipment, and information technology hardware.

We are an Ohio corporation. Our principal executive offices are located at 221 East Fourth Street, Cincinnati, Ohio 45202, and our telephone number is (513) 397-9900. We maintain an internet website at www.cincinnatibell.com. The information contained in or connected to our website is not a part of this prospectus.

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RISK FACTORS

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in securities issued by Cincinnati Bell described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009 and June 30, 2009, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein (excluding those portions of such reports that are deemed furnished and not filed). Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in or incorporated by reference in this prospectus include certain “forward-looking” statements, as defined in federal securities laws including the Private Securities Litigation Reform Act of 1995, which are based on our current expectations, estimates and projections. Statements that are not historical facts, including statements about our beliefs, expectations and future plans and strategies, are forward-looking statements. These include, without limitation, any statements regarding:

•	future revenue, operating income, profit percentages, income tax refunds, realization of deferred tax assets, earnings per share or other results of operations;

•	the continuation of historical trends;

•	the sufficiency of cash balances and cash generated from operating and financing activities for future liquidity and capital resource needs;

•	the effect of legal and regulatory developments; and

•	the economy in general or the future of the communications services and information technology industries.

Actual results may differ materially from those expressed or implied in forward-looking statements. The following important factors, among others, could cause or contribute to actual results being materially different from those described or implied by such forward-looking statements:

•	changing market conditions and growth rates within the telecommunications or information technology industries or generally within the overall economy;

•	changes in competition in markets in which we operate;

•	pressures on the pricing of our products and services;

•	advances in telecommunications technology;

•	the ability to generate sufficient cash flow to fund our business plan, repay debt and interest obligations, and maintain our networks;

•	the ability to refinance our indebtedness when required on commercially reasonable terms;

•	changes in the telecommunications regulatory environment;

•	changes in the demand for our services and products;

•	the demand for particular products and services within the overall mix of products sold, as our products and services have varying profit margins;

•	our ability to introduce new service and product offerings on a timely and cost effective basis;

•	work stoppages caused by labor disputes;

•	restrictions imposed under various credit facilities and debt instruments;

•	our ability to attract and retain highly qualified employees;

•	our ability to access capital markets and the successful execution of restructuring initiatives;

•	changes in the funded status of our retiree pension and healthcare plans;

•	disruption in operations caused by a health pandemic, such as the H1N1 influenza virus;

•	changes in our relationships with our current large customers, a small number of whom account for a significant portion of our revenues; and

•	disruption in our back-office information technology systems, including our customer billing system.

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Additional important factors that could cause actual results and outcomes to differ materially from estimates or projections contained in the forward-looking statements include those factors described in the section titled “Risk Factors” beginning on page 3 of this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

Statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will” or any similar expression may fall within the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are found at various places throughout this prospectus and the other documents incorporated herein by reference. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of the other documents incorporated by reference herein. Readers also should understand that it is not possible to predict or identify all such factors and that the risk factors as listed in our filings with the SEC should not be considered a complete statement of all potential risks and uncertainties. Readers should also realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from our projections. We undertake no obligation to update any forward-looking statements as a result of future events or developments.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, possible future repayments of indebtedness or for such other purposes as may be specified in the applicable prospectus supplement.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the unaudited consolidated ratios of earnings to fixed charges for Cincinnati Bell on a historical basis:

	Six Months Ended June 30, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
		(dollars in millions)
Ratio of Earnings to Fixed Charges	2.3	2.2	1.8	1.9	—	1.5
Coverage Deficiency	n/a	n/a	n/a	n/a	$21.7	n/a

We computed the ratio of earnings to fixed charges by dividing fixed charges into the sum of earnings (after certain adjustments) and fixed charges. Earnings used in computing the ratio of earnings to fixed charges consisted of income from continuing operations before income taxes, adjustment for noncontrolling/minority interests, income or loss from equity method investees and fixed charges except for capitalized interest. Fixed charges consist of interest expensed and capitalized and the portion of rent expense representative of interest.

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DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

A description of the debt securities and, if applicable, guarantees of such debt securities will be set forth in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers;

•	directly by us to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

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In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

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LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

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EXPERTS

The consolidated financial statements and the related financial statement schedule of Cincinnati Bell Inc. and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, incorporated in this prospectus by reference from Cincinnati Bell Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and the effectiveness of Cincinnati Bell Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in such firm’s reports, which are incorporated herein by reference (which report regarding the consolidated financial statements expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph relating to the Company’s adoption of new accounting standards in 2007 and 2006). Such financial statements and financial statement schedule have been incorporated by reference herein in reliance upon the reports of such firm given upon such firm’s authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and through the investor relations section of our website at http://investor.cincinnatibell.com. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act) until the termination of the offerings of all of the securities covered by this prospectus has been completed. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009;

•	our Definitive Proxy Statement filed March 17, 2009; and

•	our Current Reports on Form 8-K filed February 3, 2009; February 5, 2009; March 25, 2009; April 29, 2009; May 5, 2009; June 11, 2009; June 26, 2009; and July 6, 2009.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you write or call us at the following address or telephone number: Investor Relations, Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, telephone number (513) 397-9900, or you may visit the investor relations section of our website at http://investor.cincinnatibell.com for copies of any such document.

This prospectus, any accompanying prospectus supplement and information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

13

$625,000,000

CINCINNATI BELL INC.

8 3/4% SENIOR SUBORDINATED NOTES DUE 2018

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

Barclays Capital

Deutsche Bank Securities

Morgan Stanley

RBS

Wells Fargo Securities

PNC Capital Markets LLC

MARCH 10, 2010